UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FXCM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2016

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2016 Annual Meeting of Shareholders of FXCM Inc. (the “Annual Meeting”), to be held at 11:00 a.m. (EDT) on June 8, 2016. We are very pleased that this year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FXCM16. You will also be able to vote your shares electronically at the Annual Meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will enable increased shareholder attendance and participation since shareholders can participate from any location around the world.

We are also very pleased to continue to utilize the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and others will receive paper copies of the Proxy Statement, the proxy card and our Annual Report. In accordance with this rule, we are sending the Notice on or about April 29, 2016 to shareholders of record at the close of business on April 13, 2016. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. Whether you vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or by attending the Annual Meeting, it is important that your shares be represented and voted at the meeting.

Thank you for your continued support of FXCM Inc.

Sincerely,

Drew Niv
Chairman of the Board of Directors and
Chief Executive Officer

FXCM INC.
55 Water Street, 50th Floor
New York, NY 10041
Telephone: (646) 432-2986

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. (EDT) on June 8, 2016
PLACE	Online at www.virtualshareholdermeeting.com/FXCM 16.
ITEMS OF BUSINESS	1. To elect eleven directors listed herein to the Board of Directors to serve until the 2017 Annual Meeting of Shareholders.
2. To approve an amendment to the FXCM Inc. Amended and Restated 2010 Long-Term Incentive Plan.
3. To consider and vote upon a proposal to ratify the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
4. To approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission.
5. To consider and act upon such other business as may properly come before the 2016 Annual Meeting of Shareholders and any adjournments or postponements thereof.
The Board of Directors recommends that you vote FOR each of proposals (1) through (4).
RECORD DATE	You may vote at the 2016 Annual Meeting of Shareholders if you were a shareholder of record at the close of business on April 13, 2016.
ANNUAL REPORT	A copy of our Annual Report is available at www.proxyvote.com.
VIRTUAL MEETING ADMISSION	Shareholders of record as of April 13, 2016 will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/FXCM16. To participate in the Annual Meeting, you will need the 12-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m., EDT. Online check-in will begin at 10:50 a.m., EDT, and you should allow ample time for the online check-in procedures.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or, if you have received a printed copy of the proxy materials from us by mail, by completing, signing and returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on page 1 of the Proxy Statement for the 2016 Annual Meeting of Shareholders and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You will receive information from your bank, broker or other nominee on how to submit voting instructions.

Whether or not you plan to attend the 2016 Annual Meeting of Shareholders, please vote electronically or by telephone or, if you have received a paper copy of the proxy materials, please sign and date the enclosed proxy card and return it promptly. If shares are held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. Any shareholder as of the record date may vote at the Annual Meeting, thereby canceling any previous proxy, provided that if your

i

shares are held through a bank, broker or other nominee you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ David S. Sassoon

David S. Sassoon
General Counsel and Secretary

This Notice of Annual Meeting and the Proxy Statement are being distributed or made available, as the case may be,
on or about April 29, 2016.

FXCM INC.
55 Water Street, 50th Floor
New York, NY 10041
Telephone: (646) 432-2986

PROXY STATEMENT
Annual Meeting of Shareholders
June 8, 2016
11:00 A.M. (EDT)

GENERAL INFORMATION

Why am I being provided with these materials?

We have made the Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement (this “Proxy Statement”) and our 2015 Annual Report which includes our Annual Report on Form 10-K for the year ended December 31, 2015 (collectively, the “Proxy Materials”) available to you on the Internet or, upon your request, you may have printed versions of the Proxy Materials delivered to you by mail in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Directors”) of FXCM Inc. of proxies to be voted at our 2016 Annual Meeting of Shareholders to be held on June 8, 2016 (the “Annual Meeting”), and at any adjournments or postponements of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Banks, brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and, if they request, will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares.

References in this Proxy Statement to “FXCM,” “Company,” “we,” “us” and “our” refer to FXCM Inc. and our consolidated subsidiaries, unless the context requires otherwise.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide shareholders access to our Proxy Materials over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of the Proxy Materials, lower the costs of distribution and reduce the environmental impact of the Annual Meeting. Accordingly, we are sending the Notice on or about April 29, 2016 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials at www.proxyvote.com and download printable versions of the Proxy Materials or request and receive a printed set of the Proxy Materials from us. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy from us may be found on the Notice.

What will I need in order to attend the Annual Meeting?

You may attend the Annual Meeting live via the Internet by visiting www.virtualshareholdermeeting.com/FXCM16. To participate in the Annual Meeting, you will need the 12-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:50 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

You may vote shares held through a bank, broker or other nominee at the Annual Meeting only if you obtain a proxy, executed in your favor, from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

What am I voting on?

The proposals scheduled to be voted on at the Annual Meeting are as follows:

	Description	Board’s Voting Recommendation	Page Reference
Proposal 1	To elect eleven directors listed herein to the Board of Directors to serve until the 2017 Annual Meeting of Shareholders	FOR each Director nominee	6
Proposal 2	To approve an amendment to the FXCM Inc. Amended and Restated 2010 Long-Term Incentive Plan	FOR	20
Proposal 3	To consider and vote upon a proposal to ratify the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	FOR	30
Proposal 4	To approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission	FOR	32

With respect to any such other business as may properly come before the 2016 Annual Meeting of Shareholders and any adjournments or postponements thereof, the Board of Directors recommends that you vote your shares in accordance with the discretion of the holders of the proxy.

Who is entitled to vote?

Holders of Class A common stock of FXCM and Class B common stock of FXCM as of the close of business on April 13, 2016 (the “Record Date”) may vote at the Annual Meeting or any adjournments or postponements thereof.

What constitutes a quorum?

The holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote must participate in the Annual Meeting or be represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares through a bank, broker or other nominee (in “street name”) and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote (a “broker non-vote”).

How many votes do I have?

If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the close of business on the Record Date. If you are a holder of our Class B common stock, then you are entitled to a number of votes at our Annual Meeting that is equal to the number of units in FXCM Holdings, LLC (“Holdings Units”) held by you on the Record Date, regardless of the number of shares of Class B common stock held by you. All matters on the agenda for our Annual Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

As of April 13, 2016, we had 5,602,534 shares of Class A common stock outstanding that will carry an aggregate of 5,602,534 votes and 25 shares of Class B common stock outstanding that will carry an aggregate of 2,637,089 votes (i.e., a number of votes that is equal to the number of outstanding Holdings Units, not including those held by FXCM Inc.) for a total of 8,239,623 votes.

How do I vote my shares?

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet, by telephone or by mail. In all cases, you should have your proxy card or voting instruction form on hand and follow the instructions:

•	By Internet — Visit www.proxyvote.com.
•	By Telephone — Call 1-800-690-6903.
•	By Mail — Complete, sign and date your proxy card and return by mailing or otherwise returning the proxy card in the envelope provided to you.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on June 7, 2016 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 7, 2016.

How many votes are required to approve each proposal?

The election of Directors listed herein will be determined by a plurality of the votes cast in respect of the shares participating in the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of Board of Directors. A plurality vote requirement means that the Director nominees listed herein with the greatest number of votes cast, even if less than a majority, will be elected.

A majority of the affirmative votes cast at the Annual Meeting will determine the approval of the amendment to the FXCM Inc. Amended and Restated Long-Term Incentive Plan (as amended, the “Amended Plan”), the ratification of the selection and appointment of the independent registered public accounting firm, and the approval of the compensation paid to our Named Executive Officers.

It is important to note that the proposals to (1) ratify the selection and appointment of the independent registered public accounting firm; and (2) approve the compensation of our Named Executive Officers are each non-binding and advisory.

How are votes counted?

Abstentions and Withheld Votes:  With respect to the election of Directors listed herein, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld. In determining whether the Amended Plan has been approved, under current New York Stock Exchange (“NYSE”) rules, abstentions are treated as votes cast and, therefore, will have the same effect as a vote “against” the proposal and will be counted in determining whether a majority of the outstanding shares of common stock have voted on the proposal. Abstentions and votes that are withheld will not have any effect on the outcome of the election of Directors. Abstentions will not have any effect in determining whether compensation of our Named Executive Officers has been approved. For the ratification of the independent registered public accounting firm, abstentions will not be counted as votes “for” or “against” against the selection of the independent registered public accounting firm, and, as a result, will have no effect on the outcome of this proposal.

Broker Non-Votes:  Broker non-votes occur when shares held in street name are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares; and (2) the bank, broker or other nominee lacks the authority to vote the shares at his/her discretion. Under current NYSE interpretations that govern broker non-votes, the election of Directors listed herein, the Amended Plan, and the vote to approve the compensation of our Named Executive Officers are considered non-discretionary matters and a bank, broker or other nominee will lack the authority to vote shares at his/her discretion on these proposals. Ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a discretionary matter and a bank, broker or other nominee will be permitted to exercise his/her discretion. This NYSE rule governs all banks, brokers and other nominees. Consequently, this rule affects all public companies that have shares held in street name. Accordingly, if your shares are held in street name and you do not submit voting instructions to your bank, broker or other nominee, your shares will not be counted in determining the outcome of the election of Directors listed herein and, the vote to approve the compensation of our Named Executive Officers. Broker non-votes will have no effect on the outcome of any of these matters.

If you simply sign and submit your proxy card without voting instructions, your shares will be voted as recommended by the Board of Directors: (1) “FOR” each Director nominee listed herein; (2) “FOR” the Amended Plan, (3) “FOR” the ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and (4) “FOR” the approval of the compensation of our Named Executive Officers. With respect to any other matters that may be voted on at the Annual Meeting or any adjournments or postponements thereof, if you simply sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the discretion of the holders of the proxy.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and David S. Sassoon, General Counsel and Secretary of the Company, will act as Inspector of Elections.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Secretary of the Company, provided such statement is received no later than June 7, 2016;
•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (EDT) on June 7, 2016;
•	Submitting a properly signed proxy card with a later date that is received no later than June 7, 2016; or
•	Attending the Annual Meeting, revoking your proxy and voting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting, provided that if your shares are held in street name you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or nominee) to be able to vote at the Annual Meeting. We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or proxy card is the date of the proxy.

Could other matters be decided at the Annual Meeting?

As of the date this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees (for no additional compensation) or by telephone, electronic transmission and facsimile transmission.

Is my vote confidential?

Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to the Inspectors of Election and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

•	as needed to permit the Inspectors of Election to tabulate and certify the vote;
•	as required by law; or
•	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Will the Annual Meeting be webcast?

The Annual Meeting will be webcast to any and all interested parties by visiting our website at www.fxcm.com under Investor Relations. You will not be able to vote your shares electronically or submit questions during the webcast.

Company information and mailing address

FXCM was incorporated under Delaware law on August 10, 2010. FXCM is a holding company and its only material asset is a controlling interest in FXCM Holdings, LLC (“Holdings”). FXCM’s Class A common stock trades on the NYSE under the symbol “FXCM.” Our principal executive offices are located at 55 Water Street, 50th Floor, New York, NY 10041. Our telephone number is (646) 432-2986. Our website address is www.fxcm.com. Information on our website is not incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 8, 2016:  The Notice, this Proxy Statement and our 2016 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2015) are available at www.proxyvote.com. In addition, if you have not received a copy of the Proxy Materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

•	By Internet: go to www.proxyvote.com and follow the instructions; or
•	By telephone: call 1-800-690-6903 free of charge and follow the instructions;
•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that the Board of Directors will consist of that number of Directors determined from time to time by resolution adopted by the affirmative vote of the majority of the Board of Directors. The Board of Directors has fixed the number of Directors at eleven. Acting upon the recommendation of its Corporate Governance and Nominating Committee, the Board of Directors has nominated the eleven persons identified herein for re-election as Directors, to hold office for a term beginning on the date of election and ending at the 2017 Annual Meeting of Shareholders or until his or her earlier resignation or removal. Action will be taken at the Annual Meeting for the election of the eleven persons mentioned herein.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of these eleven nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors

The following information describes the names, ages and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

Name	Age
William Ahdout Director since 2010	49	Director Qualifications
Career experience in the retail foreign exchange industry as a Vice President and Chief Dealer of the Tokyo Desk at Berisford Capital Markets.

Experience
Mr. Ahdout previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Ahdout has been with FXCM since 1999, is our Chief Dealer and a Managing Director and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Ahdout served as a Vice President and Chief Dealer of the Tokyo desk at Berisford Capital Markets, an institution specializing in inter-bank currency option brokerage, during a period of industry consolidation.
James G. Brown Director since 2010 Presiding Independent Director Audit Committee Compensation Committee Corporate governance and Nominating Committee	51	Director Qualifications
Investment acumen developed through roles as managing partner of Long Ridge Equity Partners, a managing director of TH Lee Putnam Ventures and a Senior Vice President at GE Equity, as well as demonstrated experience making investments in financial services and technology companies.

Experience
Mr. Brown previously served on the board of our predecessor, Holdings, from 2008 to 2010. Mr. Brown is a managing partner of Long Ridge Equity Partners, a private equity fund specializing in financial services investments, which he founded in 2007. He has been a managing director of TH Lee Putnam Ventures since 1999, a technology-focused private equity firm. Before joining TH Lee Putnam Ventures, Mr. Brown served as a Senior Vice President at GE Equity, where he was responsible for strategic and financial investments in technology and financial services companies. Mr. Brown also serves on the board of directors of Stonegate Mortgage Corporation.

Name	Age
Mr. Brown graduated from New York University with a B.S. and graduated with honors from Wharton Business School of the University of Pennsylvania with a Masters of Business Administration.
Robin Davis Director since 2010 Independent Audit Committee	70	Director Qualifications
Wide-ranging career experience in the financial industry, focused on capital markets. Mr. Davis has broad experience in public offerings, private financings, securities research and global investment strategy serving both institutional and individual investors with firms such as Morgan Stanley, Oppenheimer and Dillon Read. Mr. Davis has extensive knowledge of custodial and operation services employed by hedge funds, registered investments advisors and family offices.

Experience
Mr. Davis was appointed to the Board of Directors in connection with its initial public offering in December 2010 (the “IPO”). Mr. Davis is currently Managing Director of McAlinden Research, a division of Catalpa Capital Advisors. Previously, he has been a Managing Director and Head of Hedge Fund Service Sales for ConceptONE, Concept Capital’s complete, outsourced Multi-Prime Service Platform for hedge fund managers, since May 2009. Concept Capital is a division of Sanders Morris Harris Inc. Mr. Davis is also the Founder and Chairman Emeritus of Hedge Funds Care, a charity he founded in 1998 devoted to preventing and treating child abuse, and previously served as its President and Chairman of the Global Board of Directors from 1998 to 2008. From September 2005 to December 2008, Mr. Davis was a Partner and Head of Sales at Merlin Securities, LLC, a provider of prime brokerage services and technology to hedge funds. From September 2004 to August 2005, Mr. Davis was the Chief Operating Officer of SDS Capital Group, a hedge fund. From June 1995 to August 2004, Mr. Davis was Managing Director of Sales at Banc of America Prime Brokerage. From 1975 to 1995, Mr. Davis held various positions with Wall Street firms focused on providing research and investment banking products to individual and institutional investors.

Mr. Davis graduated from the State University of New York at New Paltz with a B.S. in Education and is qualified as a General Securities Registered Representative (Series 7).
Kenneth Grossman Director since 2010	44	Director Qualifications
Deep knowledge of the Company based on his role as our Chief Financial Officer from 1999 to 2007, an educational background in accounting and law, and career experience in the retail foreign exchange industry as the Chief Financial Officer and in other senior management roles at Berisford Capital Markets.

Name	Age
Experience
Mr. Grossman served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Grossman has been a Managing Director of FXCM since 1999 and is one of the original founding partners of the firm. From 1999 to 2007, Mr. Grossman was also the Chief Financial Officer of FXCM. Prior to co-founding FXCM, Mr. Grossman served as Chief Financial Officer and in other senior management roles at Berisford Capital Markets.

Mr. Grossman graduated from Brooklyn College in 1994 with a B.S. in Accounting and received a J.D. with honors from Brooklyn Law School in 1997.
Arthur Gruen Director since 2010 Independent Audit Committee (Chair) Compensation Committee	37	Director Qualifications
Certified Public Accountant with both an educational background and career experience in accounting, as well as particular familiarity with the energy industry in his capacities as a Member and Senior Manager of Hudson Energy Services, LLC.

Experience
Mr. Gruen was appointed to the Board of Directors in connection with the IPO. Mr. Gruen is Vice President of Broker Online Exchange (BOX), Deregulated Energy’s centralized exchange connecting Brokers & Suppliers. From July 2006 to June 2013, Mr. Gruen was the Chief Financial Officer, Commercial Controller, and a Member of Hudson Energy, a subsidiary of Just Energy Group, Inc. (NYSE: JE), a publicly traded retail energy company. From June 2004 to July 2006, Mr. Gruen was a Senior Associate at PricewaterhouseCoopers LLP. From August 2002 to June 2004, Mr. Gruen was an Experienced Associate at Marks Paneth & Shron LLP. From June 2000 to August 2002, Mr. Gruen was an Associate at Martin Friedman CPA, PC.

Mr. Gruen graduated magna cum laude from Touro College of Liberal Arts & Sciences in 2000 with a B.S. in Accounting and is a Certified Public Accountant.
Eric LeGoff Director since 2010 Independent	54	Director Qualifications
Valuable experience leading the expansion of Liquidnet Holdings, Inc.’s non-U.S. equity trading business in Canada, Europe and Asia as that firm’s Chief Operating Officer, and leadership and investment experience as co-founder, president and a director of Evermore Global Advisors, LLC.

Name	Age
Experience
Mr. LeGoff was appointed to the Board of Directors in connection with the IPO. Mr. LeGoff is co-founder, president and a director of Evermore Global Advisors, LLC, serves as Chief Executive Officer and trustee of Evermore Funds Trust, a registered open-end investment company, and its series — the Evermore Global Value Fund, and is a member of the Board of Directors of the Summit Area Public Foundation, a non-profit charitable community organization. From 2007 to 2009, Mr. LeGoff was president of Hawthorne Associates, LLC, a private equity consulting firm. Mr. LeGoff co-founded Liquidnet Holdings, Inc. in 1999 and served as the Chief Operating Officer through 2006. At Liquidnet, Mr. LeGoff was responsible for operations and administration in the U.S. and launched the company’s non-U.S. equity trading businesses in Canada, Europe and Asia.

Mr. LeGoff is currently a member of the Boards of Directors of Evermore Global Advisors, LLC and Evermore Funds Trust. Mr. LeGoff graduated from Georgetown University with a B.S.B.A. in Finance in 1983.
Dror (Drew) Niv Chairman since 2010	42	Director Qualifications
Deep understanding of the Company’s operations, management and business based on his current role as our Chief Executive Officer, as well as an educational background in accounting and career experience in the retail foreign exchange industry as the Director of Marketing for MG Financial Group.

Experience
Mr. Niv has been Chairman of the Board of Directors of FXCM since 2010, and served on the board of our predecessor, Holdings, since 1999. Mr. Niv has been the Chief Executive Officer of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Niv served as the Director of Marketing for MG Financial Group.

Mr. Niv graduated from the University of Massachusetts at Amherst in 1995 and holds a B.S. in Accounting.

Name	Age
Bryan Reyhani Director since 2016 Independent Corporate governance and Nominating Committee	41	Director Qualifications
Extensive career experience in the legal profession, particularly in securities regulation.

Experience
Mr. Reyhani was appointed to the Board of Directors in February of 2016. Mr. Reyhani served as Vice President and General Counsel at Merrill Lynch from September 1999 until September 2003 where he represented the firm and its representatives in various securities industry disputes. Thereafter, from September 2003 until April 2012, Mr. Reyhani was a law partner at the firm of Loeb & Loeb LLP during which time his practice primarily focused on arbitration, litigation and regulatory disputes involving financial services firms. In April of 2012 Mr. Reyhani co-founded and continues to be a law partner at the law firm of Reyhani Nemirovsky LLP where Mr. Reyhani’s practice is primarily focused on matters before the SEC, FINRA, and other securities regulators. Additionally, in January 2014, Mr. Reyhani co-founded and currently serves as the Executive Director and General Counsel for SolidX Partners, Inc., a venture capital backed firm engaged in the blockchain and bitcoin capital markets, consulting services, and software development industry where Mr. Reyhani oversees the development of blockchain software applications for businesses and consumers. Mr. Reyhani received his Bachelor of Arts in Political Science from Syracuse University and his law degree from Brooklyn Law School.
David Sakhai Director since 2010	42	Director Qualifications
Unique insights as our Chief Operating Officer, as well as prior experience in the retail foreign exchange as a proprietary trader, an educational background in management and career experience in real estate management with Sak Brothers Realty.

Experience
Mr. Sakhai previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Sakhai has been the Chief Operating Officer of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Sakhai worked in real-estate management, holding several senior positions at Sak Brothers Realty, and also traded foreign currency through various providers.

Mr. Sakhai graduated magna cum laude from the School of Management at Binghamton University in 1995.

Name	Age
Ryan Silverman Director since 2010 Independent Corporate Governance and Nominating Committee (Chair) Compensation Committee (Chair)	38	Director Qualifications
An educational background in finance and law and career experience in banking and specialty finance, mostly recently as Chief Executive Officer of MSR Solutions, Inc., a financial consulting firm.

Experience
Mr. Silverman was appointed to the Board of Directors in connection with the IPO. Mr. Silverman is currently Chief Executive Officer of MSR Solutions, Inc. a financial consulting firm. From September 2005 to August 2011, Mr. Silverman was employed at Peachtree Settlement Funding and held the position of Senior In-House Counsel-Structured Settlement Division, a leading specialty finance company focused on providing liquidity to holders of high quality, but illiquid assets and deferred payment obligations. From November 2004 to September 2005, Mr. Silverman worked as an Anti-Money Laundering/Bank Secrecy Act compliance Analyst at The Israel Discount Bank of New York, a full service commercial bank chartered by the State of New York and a member of the Federal Deposit Insurance Corporation. From March 2003 to October 2004, Mr. Silverman was an Associate at Silverman Acampora, LLP, a law firm specializing in bankruptcy and corporate re-organization.

Mr. Silverman graduated from George Washington University in 1999 with a B.A. in Corporate Finance and received a J.D. from Quinnipiac University School of Law in 2002. Mr. Silverman is Licensed to practice law in New York State.
Eduard Yusupov Director since 2010	45	Director Qualifications
Deep knowledge of the Company as our Global Head of Dealing and experience in the retail foreign exchange industry as a Senior Dealer for MG Financial Group.

Experience
Mr. Yusupov previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Yusupov has been a Global Head of Dealing and a Managing Director of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Yusupov served as a Senior Dealer for MG Financial Group.

Drew Niv, Chairman of the Board of Directors and our Chief Executive Officer, and Ornit Niv, Chief Executive Officer of Forex Capital Markets LLC, are siblings. David Sakhai, a Director and our Chief Operating Officer, and William Ahdout, a Director and our Chief Dealer and Managing Director, are cousins. There are no other family relationships among any of our Directors, Director nominees or executive officers.

The nominees for election to the Board of Directors named above are hereby proposed for approval by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

The Board of Directors manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing Committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board of Directors’ views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Corporate Governance and Nominating Committee and, to the extent deemed appropriate, revised accordingly, upon recommendation to and approval by the full Board of Directors. Our Corporate Governance Guidelines, the Board Committee charters and other corporate governance information are available on our website at www.fxcm.com. To view the Corporate Governance Guidelines click on Investor Relations: Corporate Governance: Committee Charters: Corporate Governance Guidelines. To view the Board Committee charters please follow the instructions in the paragraphs below regarding our Committees.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the rules set forth in the NYSE Listed Company Manual (the “NYSE Rules”), the Board of Directors must affirmatively determine which Directors are independent under applicable SEC rules, NYSE Rules and the categorical independence standards set forth in our Corporate Governance Guidelines. The categorical standards are intended to assist the Board of Directors in determining whether or not certain relationships between our Directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE Rules. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be found at our website, www.fxcm.com, under Investor Relations: Corporate Governance: Corporate Policies and Guidelines: Corporate Governance Guidelines.

The Board of Directors undertook its annual review of Director independence. As a result of this review, the Board of Directors affirmatively determined that each of Messrs. Gruen, Brown, Reyhani, LeGoff, Silverman and Davis are independent for purposes of the NYSE Rules and are “independent” under the categorical standards set forth in our Corporate Governance Guidelines.

Board Leadership Structure

Details and Rationale

Under our Corporate Governance Guidelines, the Board of Directors can select its Chairman and the Company’s Chief Executive Officer in any way it considers to be in the best interests of the Company. Therefore, the Board of Directors does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent Directors or should be an employee of the Company. Accordingly, Mr. Niv serves as our Chairman and as our Chief Executive Officer, a structure that enables FXCM to take advantage of Mr. Niv’s extensive knowledge of FXCM and foreign exchange trading generally, recognizes the success that we have achieved since Mr. Niv co-founded the Company and facilitates strong communication and coordination between management and the Board of Directors.

The Board of Directors believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman will vary company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be separate or combined based on what the Board of Directors believes is best for the Company and its shareholders.

Board structures vary greatly among U.S. public corporations. The Board of Directors does not believe that the evidence demonstrates that any one leadership structure is more effective at creating long-term shareholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chief Executive Officer and Chairman positions, if the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent Directors and ensure that the independent Directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

The Board of Directors believes that, if the positions of Chief Executive Officer and Chairman are combined, then electing from among the independent Directors, a presiding independent director is necessary for effective governance. Accordingly, the Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer and Chairman positions are combined, the independent members of the Board of Directors will elect a “Presiding Independent Director.” Mr. James G. Brown continues to serve as our Presiding Independent Director.

Duties and Responsibilities of Presiding Independent Director

In addition to presiding at executive sessions of the independent Directors, the responsibilities of the Presiding Independent Director, which are set forth in the Company’s Corporate Governance Guidelines, include:

•	Calling, chairing and setting the agenda for executive sessions of the independent Directors;
•	Assisting the Chairman in preparing the agenda for Board of Directors meetings and setting meeting schedules;
•	Assisting the Chairman in determining the types of materials and information that are to be distributed to the Board of Directors;
•	Leading the other independent Directors, together with the Compensation Committee, in periodic reviews of the performance of the Chief Executive Officer and determining and approving the Chief Executive Officer’s compensation, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and senior management succession issues and plans;
•	Briefing the Chairman on issues arising in the executive sessions of the independent Directors; and
•	Serving as a non-exclusive liaison among the independent Directors and the other Board members.

The Board of Directors believes that the responsibilities delegated to the Presiding Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Presiding Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors believes that one of the key elements of effective, independent oversight is that the independent Directors meet in executive sessions on a regular basis without the presence of management. In accordance with our Corporate Governance Guidelines and the NYSE Rules, our independent Directors hold regularly scheduled executive sessions with the Presiding Independent Director presiding at such meetings.

Board Committees and Meetings

The Board of Directors has established the following Committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and principal responsibilities of each Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by the Board of Directors.

All Directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the Committees of which they are members and the Annual Meeting of shareholders. During the fiscal year 2015, the Board of Directors held 12 meetings. During the fiscal year 2015, the Audit Committee met 11 times, the Compensation Committee met 4 times, and the Corporate Governance and Nominating Committee met 2 times.

Each Director attended at least 95% of the total number of meetings of the Board of Directors and of the Committees on which each such Director served.

Audit Committee

Our Audit Committee consists of Messrs. Gruen, Brown and Davis, with Mr. Gruen serving as Chairman. All members of the Audit Committee are “independent” for purposes of Section 10A(m)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”), Section 303A.02 of the NYSE Rules and our Corporate Governance Guidelines. The Board of Directors has determined that each of Messrs. Gruen, Brown and Davis are “financially literate” in accordance with the NYSE Rules. In addition, the Board of Directors has determined that Mr. Gruen qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and has accounting and related financial management expertise as required by the NYSE Rules.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.fxcm.com under Investor Relations: Corporate Governance: Committee Charters: Audit Committee, and include the following:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•	assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the Board of Directors in monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

On its behalf, the Board of Directors has designated the Audit Committee as responsible for the oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee will discuss with management and the independent auditors the Company’s major financial risk exposures and the steps management will take to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company’s Chief Executive Officer regularly works closely with the Company’s senior executives to identify risks material to the Company. The Chief Executive Officer will report to the Audit Committee regarding the Company’s risk management policies and procedures. The Audit Committee also will report to the Board of Directors on a regular basis to apprise them of their discussions with the Chief Executive Officer regarding the Company’s risk management efforts.

Compensation Committee

Our Compensation Committee consists of Messrs. Silverman, Gruen and Brown, with Mr. Silverman serving as Chairman. All members of the Compensation Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.fxcm.com under Investor Relations: Corporate Governance: Committee Charters: Compensation Committee, and include the following:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent Directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentive compensation and other benefits;
•	reviewing and recommending the compensation of our Directors;
•	reviewing and discussing annually with management our “Compensation Discussion & Analysis” disclosure required by SEC rules;
•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement and annual report on Form 10-K; and
•	reviewing and making recommendations with respect to our equity compensation plans.

As set forth in its charter, the Compensation Committee has the authority to select, retain and/or replace, as needed, outside consultants to provide advice to the Compensation Committee in connection with its fulfillment of its responsibilities. Given the limited decisions that need to be made each year on executive officer compensation, our Compensation Committee does not have a standing engagement with any compensation consulting firm.

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see Director Compensation beginning on page 33 and Compensation Discussion & Analysis beginning on page 34.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Silverman, Brown and Gruen, with Mr. Silverman serving as Chairman. All members of the Corporate Governance and Nominating Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines.

The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at www.fxcm.com under Investor Relations: Corporate Governance: Corporate Governance and Nominating Committee, and include the following:

•	assisting the Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•	overseeing the evaluation of the Board of Directors and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•	recommending members for each committee of the Board of Directors.

Code of Business Ethics and Director, Officer & Employee Conduct

We maintain a Code of Business Ethics and Director, Officer & Employee Conduct (the “Code of Ethics”), which is applicable to all of our Directors, officers and employees, and a separate Code of Ethics for Financial Professionals that is described in greater detail below. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or regulations, any waivers of the Code of Ethics granted to Directors or officers by posting such information on our website at www.fxcm.com rather than by filing a Form 8-K.

The Code of Ethics may be found on our website at www.fxcm.com under Investor Relations: Corporate Governance: Code of Ethics: Code of Business Ethics and Director, Officer & Employee Conduct.

Code of Ethics for Financial Professionals

As mentioned above, we maintain a Code of Ethics for Financial Professionals, which is applicable to our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and controller and to other professionals of the Company serving in a finance, accounting, corporate treasury or tax role. The Code of Ethics for Financial Professionals sets forth our policies and expectations on a number of topics, including conflicts of interest, competency and knowledge, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable law, any waivers of the Code of Ethics for Financial Professionals granted to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at www.fxcm.com rather than by filing a Form 8-K.

The Code of Ethics for Financial Professionals may be found on our website at www.fxcm.com under Investor Relations: Corporate Governance: Code of Ethics for Financial Professionals.

Director Nomination Process

In identifying candidates for membership on the Board of Directors, the Corporate Governance and Nominating Committee will take into account all factors it considers appropriate, which include, among other things, (a) ensuring that the Board of Directors, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. Although the Company has no policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, which includes such factors as background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

All members of our current Board of Directors were originally appointed in 2010 at the time of the IPO, with the exception of Mr. Reyhani, who was appointed in February of 2016. When determining that each of Messrs. Niv, Sakhai, Ahdout, Brown, Davis, Reyhani, Grossman, Gruen, LeGoff, Silverman and Yusupov was particularly well-suited to serve on the Board of Directors and that each individual has the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, we considered the experience and qualifications described above under “Proposal No. 1 — Election of Directors.”

We also noted that each of Messrs, Niv, Sakhai, Ahdout, Grossman and Yusupov is a founding partner of our firm and has played an integral role in our successful growth. We placed great emphasis on the deep understanding of our business and insights into our strategic development that each such individual has acquired by participating as one of the original founding partners of FXCM and, together with Mr. Brown (who had been a director of Holdings since 2008), by serving as a director of Holdings. In addition, each of Messrs. Niv, Sakhai, Ahdout, Grossman, Yusupov and Brown owns a substantial equity interest in FXCM and, as a consequence of such alignment of interests with our other equity owners, has additional motivation to diligently fulfill his oversight responsibilities as a member of the Board of Directors. Furthermore, because of their additional roles as executive officers, Mr. Niv, our Chief Executive Officer, and Mr. Sakhai, our Chief Operating Officer, bring a management perspective to the Board of Directors’ deliberations and provide valuable information about the status of our day-to-day operations.

The Corporate Governance and Nominating Committee considered our analysis above and determined to nominate for re-election at the Annual Meeting all of the above-listed Directors.

Shareholder-Recommended Director Candidates

The Corporate Governance and Nominating Committee will consider Director candidates recommended by shareholders on a substantially similar basis that it considers all other candidates. Any recommendation should be submitted to the Secretary of the Company in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our Directors, if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company, FXCM Inc., 55 Water Street, 50th Floor, New York, NY 10041. All recommendations for nomination received by the Secretary of the Company that satisfy the requirements of our Amended and Restated By-Laws relating to such Director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration. Shareholders must also satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated By-Laws. These requirements are also described under “Shareholder Proposals for the 2016 Annual Meeting of Shareholders.”

Communications with Directors

Shareholders and other interested parties who have concerns regarding, among other things, (1) questionable accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company’s accounting policies, (2) compliance with legal and regulatory requirements or our Code of Ethics or Code of Ethics for Financial Professionals and (3) retaliation against employees who voice such concerns, may communicate these concerns by (1) writing to the attention of the Audit Committee or the General Counsel at 55 Water Street, 50th Floor, New York, NY 10041, (2) or by accessing http://reportlineweb.com/fxcm and submitting a message. The contact information above is also available in our Code of Ethics and Code of Ethics for Financial Professionals, as well as on our website, www.fxcm.com, under Investor Relations: Contact Us: Contact the Board of Directors. Our employees may make such reports confidentially or anonymously, but all other parties must include their name(s) in such reports.

In addition to the above, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the full Board of Directors, the Presiding Independent Director or any other Director individually may do so by addressing such correspondence to the Board of Directors or any individual Director or group or Committee by either name or title. All such correspondence should be sent by mail to: FXCM Inc., Board of Directors, c/o General Counsel, 55 Water Street, 50th Floor, New York, New York 10041. Our General Counsel, or in his absence another member of the legal department, will open all communications received for the sole purpose of determining whether the contents represent a message to the Directors. All correspondence that is not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. If a complaint or concern involves accounting, internal accounting controls or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular Director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit, Compensation or Corporate Governance and Nominating Committee, as appropriate. The contact information above is also available on our website, www.fxcm.com, under Investor Relations: Contact Us: Contact the Board of Directors.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executives, other than Dror (Drew) Niv, David Sakhai, William Adhout, Kenneth Grossman and Eduard Yusupov, whose biographical information is presented under “Proposal No. 1 — Election of Directors — Nominees for Election to the Board of Directors.”

Name	Age	Position	Principal Occupation and Other Information
Brendan Callan	37	Chief Executive Officer of European Operations	Mr. Callan has been the Chief Executive Officer of our European Operations since 2010, and from 2005 to 2010, Mr. Callan was the Managing Director of Sales for FXCM. Mr. Callan joined the firm in 2001 and became the Managing Director of RefcoFX in 2003 prior to becoming the Managing Director of Sales at FXCM in 2005. Mr. Callan graduated from Rensselear Polytechnic Institute with a B.S. in Finance/MIS in 2001 and is a Chartered Financial Analyst.
Margaret Deverell	57	Chief Accounting Officer	Ms. Deverell has been the Chief Accounting Officer of FXCM since September 18, 2015 and has been employed with FXCM since August 2013. Prior to joining the Company, Ms. Deverell was employed by AIG from July 2012 to August 2013 as a chief accounting officer for a reinsurance unit of AIG, responsible for financial and regulatory reporting for the unit. Prior to that, Ms. Deverell was employed by New York Life Insurance Company from May 2009 to July 2012 as a vice president for New York Life International, responsible for accounting policy. Previous positions have included director of financial reporting and accounting policy for Financial Guaranty Insurance Company and vice president/divisional controller for Prudential Financial. Ms. Deverell is a certified public accountant and holds a BS degree in Accounting from Montclair State University.
Robert Lande	53	Chief Financial Officer	Mr. Lande is the Chief Financial Officer of FXCM and joined the firm in January 2010. From December 2004 to December 2009, Mr. Lande was Managing Partner and Chief Operating Officer of Riveredge Capital Partners, an investment management firm. Previously Mr. Lande worked for over 16 years within the BCE Group where his last position was Chief Financial Officer of Telecom Americas, a joint venture between Bell Canada International, AT&T (then SBC Communications) and America Movil. Mr. Lande serves as a member of the board of directors and chairman of the audit committee of Knight Therapeutics Inc., a pharmaceutical company listed on the Toronto Stock Exchange. Mr. Lande graduated from McGill University with a B.A. in Economics in 1984, received a M.B.A. in finance from the John Molson School of Business at Concordia University in 1986 and is a Chartered Financial Analyst.
Evan Milazzo	36	Executive Vice President of Technology	Mr. Milazzo was appointed Executive Vice President of Technology in December 2010. Mr. Milazzo joined the firm in 2002 and worked as software project manager from 2004 to 2010. Prior to joining FXCM, Mr. Milazzo graduated from the McIntire School of Commerce at the University of Virginia with a B.S. in Commerce and a concentration in Management Information Systems.

Name	Age	Position	Principal Occupation and Other Information
Ornit Niv	39	Chief Executive Officer of Forex Capital Markets LLC	Ms. Niv was appointed Chief Executive Officer of Forex Capital Markets LLC in 2014. Previously, Ms. Niv served as Head of Sales and Customer Service for the Americas and Asia, and from January 2008 to September 2010, Ms. Niv was the President of International Operations of FXCM. From 2003 to 2007, Ms. Niv was Managing Director of FXCM Asia. Ms. Niv graduated from the University of Massachusetts at Amherst with a B.A. in Political Science in 1997 and received a J.D. from Villanova University School of Law in 2000.
David S. Sassoon	44	General Counsel	Mr. Sassoon has been the General Counsel of FXCM since 2002, the Secretary since November 2010, and served as the Chief Compliance Officer from 2002 to 2005. In his role as General Counsel, Mr. Sassoon is responsible for managing all of the legal and corporate affairs of FXCM and its various affiliates. Prior to joining FXCM in 2002, Mr. Sassoon was an associate at Belkin Burden Wenig & Goldman, LLP. Mr. Sassoon graduated cum laude from Queens College in 1993 with a B.A. in Political Science and received a J.D. from Brooklyn Law School in 1996. Mr. Sassoon is a member of the New York State Bar.

PROPOSAL NO. 2 — TO APPROVE AN AMENDMENT TO THE FXCM INC. AMENDED AND RESTATED 2010 LONG-TERM INCENTIVE PLAN

Our Board of Directors, based on the recommendation of the Compensation Committee, has approved an amendment to the FXCM Inc. 2010 Amended and Restated Long-Term Incentive Plan (as so amended, the “Amended Plan”), subject to approval by our shareholders at the Annual Meeting, to authorize an additional 800,000 shares reserved for issuance under the Amended Plan. Other than the share increase, we are not seeking to make any other changes to the FXCM Inc. Amended and Restated 2010 Long-Term Incentive Plan (the “Plan”) at this time. If the Amended Plan is approved by the shareholders at the Annual Meeting, it will become immediately effective as of the date of the Annual Meeting. If the shareholders do not approve the Amended Plan, the plan will continue in effect until all shares have been issued under the Plan, or its expiration in 2020, whichever comes first.

The purpose of the Amended Plan is to aid the Company and its subsidiaries in recruiting and retaining key employees, directors and other service providers and to motivate such employees, directors and other service providers to exert their best efforts on behalf of the Company by providing incentives through the granting of awards. The Company expects that it will benefit from the added interest which such key employees, directors or other service providers will have in the welfare of the Company and its subsidiaries as a result of their proprietary interest in the Company’s success. The following summary of the material terms of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan. A copy of the Amended Plan, which is marked to show the changes made to the Plan, is attached hereto as Exhibit A.

As of April 12, 2016, a total of 1,529,500 shares were authorized for issuance under the Plan, of which 435,425 shares remained available for issuance under future awards. If shareholders approve the Amended Plan, the total number of shares authorized for issuance under the Amended Plan would be increased by 800,000 shares. As a result, 2,329,500 shares would be authorized for issuance under the Amended Plan, of which 1,235,425 shares would be available for issuance under future awards. This amount excludes any shares that would become available again under the Amended Plan in connection with expired, cancelled, terminated or forfeited awards on or after the date which the Amended Plan becomes effective. (The number of shares set forth above and in this Proposal No. 2 have been adjusted to reflect the impact of the one-for-ten reverse stock split that became effective on October 1, 2015.)

Why We Believe You Should Vote for Proposal No. 2

The use of shares of common stock as part of our compensation program is important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our shareholders and promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.

We expect that if the Amended Plan is approved by our shareholders, the additional shares would be sufficient to allow us to make equity awards for the next two to three years in the amounts we believe are necessary to attract, motivate, retain and reward talented and experienced individuals.

We intend to utilize the shares authorized under the Amended Plan to continue our practice of incentivizing employees through equity grants. As noted below, the Committee retains full discretion under the Amended Plan to determine the number and amount of awards to be granted under the Amended Plan, subject to the terms of the Amended Plan, and future benefits that may be received by recipients under the Amended Plan are not determinable at this time.

We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our 2015 share usage has been responsible and mindful of stockholder interests, as described above.

Description of the Amended and Restated FXCM Inc. 2010 Long-Term Incentive Plan

The principal features of the Amended Plan, are summarized below. The only change we are seeking to make at this time is to increase the number of shares authorized for issuance pursuant to the Amended Plan from 1,529,500 to 2,329,500.

Administration

The Amended Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Act”) (or any successor rule thereto) and “independent directors” within the meaning of the NYSE listed company rules and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code) (or any successor rule thereto), to the extent Rule 16b-3 under the Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Amended Plan; provided, however, that the Board of Directors may, in its sole discretion, take any action designated to the Committee under the Amended Plan as it may deem necessary.

Additionally, the Committee is authorized to interpret the Amended Plan and to establish, amend and rescind any rules and regulations relating to it, and to make any other determinations that it deems necessary or desirable for the administration of the Amended Plan. The Committee has the authority to establish the terms and conditions of any award under the Amended Plan consistent with the provisions of the Amended Plan and to waive any terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

Eligibility

The Committee may grant awards under the Amended Plan only to employees, directors or other service providers of the Company or its subsidiaries who are selected by the Committee to participate in the Amended Plan (“participants”). Awards may also, in the discretion of the Committee, be made under the Amended Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or a company acquired by the Company or with which the Company combines (“substitute awards”).

As of December 31, 2015, approximately 804 employees, including all of our executive officers, were eligible to participate in the programs approved under the Amended Plan. In addition, a small number of other service providers that we may engage from time-to-time and the members of the Board of Directors would be eligible to participate in the Amended Plan.

Shares Subject to the Amended Plan

The total number of the Company’s Class A common stock that may be issued under the Amended Plan (inclusive of awards previously granted and settled under the Plan) is 2,329,500 and the maximum number of incentive stock options that may be granted is 2,329,500. These shares may consist, in whole or in part, of unissued shares or treasury shares. The issuance of shares shall reduce the total number of shares available under the Amended Plan. Shares related to awards or portions of awards that are forfeited, terminated, canceled, expire unexercised, withheld or tendered to satisfy tax withholding obligations, the aggregate option price of the exercise of options or the purchase price of any other award, or repurchased by the Company, in each case, shall immediately become available for new awards. If an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares shall, to the extent of such cash settlement or non-issuance, immediately become available for new awards.

The number of shares underlying any substitute awards will not be counted against the aggregate number of shares available for awards under the Amended Plan, nor shall the shares subject to such substitute awards become available for new awards under certain circumstances.

Duration

Awards may be granted under the Amended Plan until December 1, 2020 (the tenth anniversary of the date the existing Plan that was initially approved by the Board of Directors), but awards granted before that date may extend beyond that date.

Terms and Conditions of Options

Options granted under the Amended Plan will be, as determined by the Committee, non-qualified stock options or incentive stock options (“ISOs”), as described in the Code, for U.S. federal income tax purposes (or other types of options in jurisdictions outside the United States), as evidenced by the related award agreements. Options granted will be subject to the following terms and conditions and to such other terms and conditions as the Committee determines.

Option Price; Exercisability.  The option price per shares shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share on the date an option is granted and will be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an option be exercisable more than ten years after the date it is granted. Under the Amended Plan, “fair market value” is generally defined as the closing price of the Company’s Class A common stock as reported on the New York Stock Exchange on the applicable date.

Exercise of Options.  Except as otherwise provided in the Amended Plan or in an award agreement, an option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The exercise date of an option will be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company.

ISOs.  The Committee may grant options under the Amended Plan that are intended to be ISOs. No ISO may be granted to any participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of shares of the Company, unless:

•	the exercise price for the ISO is at least 110% of the fair market value of a share on the date the ISO is granted and
•	the date on which the ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.

All options granted under the Amended Plan are intended to be nonqualified stock options, unless the applicable award agreement expressly states that the option is intended to be an ISO. If an option is intended to be an ISO, and if for any reason the option (or portion thereof) does not qualify as an ISO, then, to the extent of the nonqualification, the option (or portion thereof) will be regarded as a nonqualified stock option granted under the Amended Plan, provided that the option (or portion thereof) otherwise complies with the Amended Plan’s requirements relating to nonqualified stock options.

Repricing.  Once granted and outstanding under the Amended Plan, the repricing of an option is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following):

•	changing the terms of an option to lower the option exercise price;
•	any other action that is treated as a “repricing” under generally accepted accounting principles; and
•	repurchasing for cash or canceling an option at a time when the exercise price is greater than the fair market value of the underlying shares in exchange for another award (unless such cancellation and exchange occurs in connection with a change in capitalization or similar change).

Terms and Conditions of Share Appreciation Rights

Grants.  The Committee may also grant a share appreciation right independent of an option or a share appreciation right in connection with an option, or a portion thereof. A share appreciation right granted in connection with an option:

•	may be granted at the time the related option is granted or at any time prior to the exercise or cancellation of the related option,

•	will cover the same number of shares covered by an option (or such lesser number of shares as the Committee may determine), and
•	will be subject to the same terms and conditions as the option, except for any conditions on its exercisability or transferability as the Committee deems fit to impose, or any additional limitations as may be included in an award agreement.

Terms.  The exercise price per share of a share appreciation right will be an amount determined by the Committee that is not less than 100% of the fair market value of a share on the date of grant. Each share appreciation right granted independent of an option will entitle a participant upon exercise to a payment from the Company of an amount equal to:

•	the excess of the fair market value on the exercise date of one share over the exercise price per share, times
•	the number of shares covered by the share appreciation right.

Each share appreciation right granted in conjunction with an option, or a portion thereof, will entitle a participant to surrender to the Company the unexercised option, or any portion thereof, and to receive from the Company in exchange an amount equal to:

•	the excess of the fair market value on the exercise date of one share over the exercise price per share, times
•	the number of shares covered by the option, or portion thereof, which is surrendered.

The date a notice of exercise is received by the Company will be the exercise date. Payment will be made in shares or in cash, or partly in shares and partly in cash, all as determined by the Committee. Share appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares with respect to which the share appreciation right is being exercised.

Repricing.  Once granted and outstanding under the Amended Plan, the repricing of any share appreciation right is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following):

•	changing the terms of a share appreciation right to lower its exercise price;
•	any other action that is treated as a “repricing” under generally accepted accounting principles; and
•	repurchasing for cash or canceling a share appreciation right at a time when the exercise price is greater than the fair market value of the underlying shares in exchange for another award (unless such cancellation and exchange occurs in connection with a change in capitalization or similar change).

Other Share-Based Awards

The Committee, in its sole discretion, may grant awards of shares, awards of restricted shares and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares (“other share-based awards”). These other share-based awards will be in such form, and dependent on such conditions, as the Committee determines. This includes, without limitation, the right to receive one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other share-based awards may be granted alone or in addition to any other awards granted under the Amended Plan. Subject to the provisions of the Amended Plan, the Committee will determine:

•	to whom and when other share-based awards will be made,
•	the number of shares to be awarded under (or otherwise related to) these other share-based awards,
•	whether these other share-based awards will be settled in cash, shares or a combination of cash and shares, and

•	all other terms and conditions of the other share-based awards (including, without limitation, their vesting provisions, any required payments to be received from participants and other provisions ensuring that all shares so awarded and issued be fully paid and non-assessable).

Performance-Based Awards

The Committee, in its sole discretion, may grant awards of shares or cash (“performance-based awards”), which may be granted in a manner that is intended to be deductible by the Company under Section 162(m) of the Code. Such performance-based awards will be granted in such form, and dependent upon such conditions, as the Committee will determine, including, the right to receive, or vest with respect to, one or more shares or the cash value of an award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

The maximum amount of a performance-based award granted to any single participant during a fiscal year will be (1) with respect to options and share appreciation rights, 1,000,000 shares, and (2) with respect to other performance-based awards, $5,000,000.

If the Committee intends to grant awards that are eligible for deductibility under Section 162(m), the performance goals applicable to the award will be based upon one or more of the following criteria:

•	consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization);
•	EBITDA;
•	adjusted EBITDA;
•	operating income;
•	net income;
•	net income per share;
•	book value per share;
•	return on members’ or shareholders’ equity;
•	expense management;
•	return on investment;
•	improvements in capital structure;
•	profitability of an identifiable business unit or product;
•	maintenance or improvement of profit margins;
•	stock price;
•	market share;
•	revenue or sales;
•	costs;
•	cash flow;
•	working capital;
•	multiple of invested capital;
•	total return;
•	achievement of increases in customer accounts or other stipulated or specified targets relating to the numbers or improvements with respect to customer accounts; and

•	such other objective performance criteria as determined by the Committee in its sole discretion, to the extent such criteria would be permissible performance criteria under Section 162(m) of the Code, if such performance-based award is designed to be deductible under Section 162(m) of the Code.

The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee will determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

Adjustments upon Certain Events

Generally.  In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable, as to:

•	the number or kind of shares or other securities issued or reserved for issuance pursuant to the Amended Plan or pursuant to outstanding awards;
•	the maximum number of shares that may be issued on the exercise of ISOs;
•	the maximum number of shares for which options or share appreciation rights may be granted during a fiscal year to any participant;
•	the maximum amount of a performance-based award that may be granted during a fiscal year to any participant;
•	the exercise or purchase price of any award; and/or
•	any other affected terms of any award.

Change in Control.  In the event of a change in control (as defined below), if determined by the Committee in the applicable award agreement or otherwise, any outstanding awards held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as applicable, as of immediately prior to such change in control. In addition, the Committee may provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards, as determined by the Committee in its sole discretion; provided, that if the Committee does not provide for the issuance of substitute awards, it may (1) cancel awards for fair value (as determined by the Committee in its sole discretion), which, in the case of options and share appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the change in control transaction over the exercise price of such options or share appreciation rights or (2) provide that for a period of at least 15 days prior to the change in control, such awards will be exercisable (including through net settlement in shares), to the extent applicable, as to all shares subject to such awards, and the Committee may further provide that upon the occurrence of the change in control, such awards will terminate and be of no further force and effect.

Generally, the occurrence of any of the following events will constitute a “change in control”:

•	any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Act (or any successor rule thereto) (excluding (x) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (y) Dror Niv, the Chief Executive Officer of the Company, any “group” that includes Dror Niv or any person more than 50% of the combined voting power of the then outstanding voting securities of which are owned by Dror Niv or any such “group”) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

•	the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the date of the Company’s initial public offering (“IPO Date”), constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to;
•	there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board of Directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; and
•	shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Restrictions on Transfer

Unless otherwise determined by the Committee, an award will not be transferable or assignable by the participant other than by will or by the laws of descent and distribution. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributees of the participant.

Amendments or Termination

The Board of Directors may amend, alter or discontinue the Amended Plan, but no amendment, alteration or discontinuation will be made:

•	without the approval of the shareholders of the Company, to the extend such approval is required by or desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule;
•	would increase the total number of shares reserved for the purposes of the Amended Plan, or
•	without the consent of a participant, would materially adversely affect any of the rights of the participant under any award granted to the participant under the Amended Plan.

However, the Committee may amend the Amended Plan in such manner as it deems necessary to permit awards to meet the requirements of the Code or other applicable laws.

Federal Income Tax Information

The following summary briefly describes current U.S. federal income tax consequences of rights under the Amended Plan. However, the summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Amended Plan should consult their own professional tax advisors concerning tax aspects of rights under the Amended Plan and should be aware that tax laws may change at any time.

Stock Options

An employee participant to whom an ISO that qualifies under Section 422 of the Code is granted generally will not recognize income at the time of grant or exercise of such option (however the exercise of an ISO may result in alternative minimum tax liability). No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO.

When the participant sells shares acquired through the exercise of an ISO and no “disqualifying disposition” of such shares is made by the employee before the later of the expiration of the two-year period after the date of grant and the one-year period after the transfer of such shares to the employee, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the participant does not hold such shares for this period (i.e., there is a disqualifying disposition), when the participant sells such shares, the participant will recognize ordinary compensation income in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. The Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

A participant to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such participant exercises a non-qualified option, the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the participant receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the participant’s gross income, and the participant’s holding period for such shares will commence on the day after which the participant recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, the Company or one of its affiliates will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the participant. Any such compensation includable in the gross income of a participant in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Shares

Unless an election is made by the participant under Section 83(b) of the Code, the grant of an award of restricted shares will have no immediate tax consequences to the participant. Generally, at the time such shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”), a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of the Company on the date on which the Restrictions lapse, less any amount paid with respect to the award of restricted shares, multiplied by (2) the number of restricted shares with respect to which Restrictions lapse on such date. The participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of such Restrictions and any amount paid for such restricted shares. The participant’s holding period will commence on the date on which the Restrictions lapse.

A participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an award of restricted shares to recognize ordinary income on the date of award based on the fair market value of the Class A common stock of the Company on such date. A participant making such an election will have a tax basis in the restricted shares equal to the sum of the amount the participant recognizes as ordinary income and any amount paid for such restricted shares, and the participant’s holding period for such restricted shares for tax purposes will commence on the date after such date.

With respect to restricted shares upon which Restrictions have lapsed, when the participant sells such shares, the participant will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Restricted Share Units

A participant to whom a restricted stock unit is granted generally will not recognize income at the time of grant (although the participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of the Company in respect of a restricted stock unit, a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of the Company on the date on which the Class A common stock of the Company are delivered, multiplied by (2) the number of Class A common stock of the Company delivered, and the capital gains/loss holding period for such shares will also commence on such date.

Other Share-based Awards

With respect to other share-based awards paid in cash or Class A common stock, participants will generally recognize ordinary income equal to the fair market value of the Class A common stock or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant.

Code Section 409A

Section 409A of the Code generally provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation and subject to taxation in the United States. Certain awards that may be granted under the Amended Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the Amended Plan and establish terms with respect to awards in a manner that is exempt from or compliant with Section 409A, there can be no assurance that additional taxation under Section 409A will be avoided in all cases.

Tax Consequences to the Company.

Generally, to the extent that a recipient recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

Given the discretion of the Committee in administering the Amended Plan, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual pay-out of awards under the Amended Plan are subject to the discretion of the Committee. For information regarding awards issued to the Company’s named executive officers during 2015, see the “Grants of Plan Based Awards Table” on page 42 of this Proxy Statement.

The following table sets forth, for each of the individuals and groups indicated, the number of shares of common stock subject to awards granted under the Plan from inception through March 31, 2016.

Name and Position	Dollar Value ($)	Number of Shares Subject to Awards
Drew Niv (Chairman and Chief Executive Officer)		0
David Sakhai (Chief Operating Officer)		0
William Ahdout (Chief Dealer and Managing Director)		0
Robert Lande (Chief Financial Officer)		48,350
Eduard Yusupov (Global Head of Dealing)		0
All Current Executive Officers as a Group		78,862
All Current Non-Employee Directors as a Group		27,272
Each Associate of any such Director, Executive Officers or Nominees		0
All Employees, including all Current Officers who are not Executive Officers as a Group		1,081,365

Securities Authorized for Issuance under Equity Compensation Plans as of December 31, 2015

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2015:

Equity Compensation Plan Information

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(B) Weighted-average exercise price of outstanding options, warrants and rights(1)		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))(1)
Equity compensation plans approved by security holders	692,922(2),(3)	$136.29	(4)	426,954
Equity compensation plans not approved by security holders	—	—		—

(1)	Reflects the impact of the one-for-ten reverse stock split that became effective on October 1, 2015.
(2)	Includes 678,019 shares subject to outstanding stock options and 14,903 shares subject to outstanding restricted stock units (“RSUs”).
(3)	Includes 33,678 stock options granted to our independent directors.
(4)	Calculated exclusive of outstanding RSUs.

Equity compensation plans approved by security holders consist of our Amended and Restated 2010 Long-Term Incentive Plan.

Vote Required

The amendment to the Plan is hereby proposed for approval by the shareholders. Approval of the Amended Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal. Your Board of Directors recommends that shareholders vote FOR the approval of the Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE AMENDMENT TO THE FXCM INC. AMENDED AND RESTATED 2010 LONG-TERM INCENTIVE PLAN, AS AMENDED.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Although ratification is not required by our Amended and Restated By-Laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2015 and 2014, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 31, 2015 and 2014 and fees billed for other services rendered by Ernst & Young LLP for those periods:

	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit fees(1)	$2,751,600	$2,205,000
Audit-related fees(2)	234,995	179,050
Tax fees(3)	103,000	337,000
All other fees		—
Total:	$3,089,595	$2,721,050

(1)	Fees for audit services billed for the fiscal years ended December 31, 2015 and 2014 consisted of the following: audit of the Company’s annual financial statements and statutory and regulatory audits. Audit services were provided globally for 2015 and 2014 and the fees related to the audits of the international subsidiaries are approved in U.S. dollars.
(2)	Fees for the 2015 and 2014 Statement on Standards for Attestation Engagement (SSAE) No. 16 and UK GAAP Financial Reporting Standard (FRS) 102 conversion for the period ending December 31, 2015.
(3)	Fees for tax services billed for the fiscal years ended December 31, 2015 and December 31, 2014 consisted of tax compliance and tax planning and advice.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was. All such non-audit services were pre-approved pursuant to the pre-approval policy set forth below.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the independent registered public accounting firm engaged (including the resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement going forward. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has pre-approved several enumerated permitted services, subject to the approval of the Chief Financial Officer, the Chief Accounting Officer and/or the Chairman of the Audit Committee, as applicable. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members who are independent directors, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services; provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

AUDIT COMMITTEE REPORT

Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Arthur Gruen (Chairman)
James Brown
Robin Davis

PROPOSAL NO. 4 — NON-BINDING ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in the Proxy Materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the rules of the SEC. The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION & ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering your vote, you may wish to review with care the information on the Company’s compensation policies and decisions regarding the Named Executive Officers presented in Compensation Discussion & Analysis beginning on page 34, as well as the discussion regarding the Compensation Committee on page 41. This advisory vote is scheduled to be conducted every year; the next vote is expected to take place at our 2017 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are Messrs. Silverman, Gruen and Brown. None of the members of the Compensation Committee was during fiscal year 2015, or was formerly, an officer or employee of the Company.

During fiscal year 2015, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

We are governed by our Board of Directors. The following individuals served on our Board during fiscal year 2015: Drew Niv, David Sakhai, Eduard Yusupov, Kenneth Grossman, William Ahdout, James Brown, Eric LeGoff, Perry Fish (now resigned), Arthur Gruen, Ryan Silverman and Robin Davis. Our employees who serve as Directors of FXCM receive no separate compensation for service on the Board of Directors or on committees of the Board of Directors of FXCM. Beginning in 2015, each outside director receives an annual retainer of $150,000 in cash payable quarterly. In addition, each Director will be reimbursed for reasonable out-of-pocket expenses incurred in connection with service on our Board of Directors.

Director Compensation for 2015

The following table provides compensation information for fiscal year 2015 for each non-employee member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James Brown	150,000	—	—	150,000
Arthur Gruen	150,000	—	—	150,000
Eric LeGoff	150,000	—	—	150,000
Robin Davis	150,000	—	—	150,000
Perry Fish(1)	150,000	—	—	150,000
Ryan Silverman	150,000	—	—	150,000

(1)	Perry Fish resigned from his position serving on the Company’s Board of Directors on February 1, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion & Analysis explains our compensation decisions with respect to fiscal year 2015 for the following five individuals, who collectively constitute our Named Executive Officers (“Named Executive Officers” or “NEOs”) for fiscal year 2015: Drew Niv, our Chief Executive Officer; Robert Lande, our Chief Financial Officer; David Sakhai, our Chief Operating Officer; William Ahdout, our Chief Dealer and Managing Director and Eduard Yusupov, our Global Head of Dealing. Messrs. Niv, Sakhai, Ahdout and Yusupov are founders of our Company (the “Founders”).

The compensation for our Named Executive Officers is presented in additional detail in the compensation tables and narratives following this Compensation Discussion & Analysis in accordance with SEC rules.

Executive Summary

Through our executive compensation decisions and programs, we seek to attract and retain talented executives to effectively manage and lead our Company to create value for our equity holders. We look to recognize and reward diligent, intelligent and effective performance in the face of challenges in our global financial environment. We take a long-term view in making compensation decisions, with an eye toward maintaining our long-term, Founder-based, executive team.

We want to highlight that our Founders, who represent four out of our five Named Executive Officers, have insisted on limited compensation for themselves from the Company since our initial public offering (“IPO”). Our Founders, who are members of Holdings, receive fixed cash compensation determined under the Third Amended and Restated Limited Liability Company Agreement of FXCM Holdings, LLC, dated as of December 1, 2010, as amended (the “Operating Agreement”), and the amount of this fixed cash compensation has not increased since our IPO in 2010. Furthermore, we have not granted any new compensatory equity interests to our Founders since our IPO. Our Founders hold significant equity stakes in the Company through Holdings Units (which are exchangeable on a one-for-one basis into Class A shares of the Company), and our Founders are conscious of the potential dilution to our other stockholders that would come through additional compensatory equity issuances to them.

We set our Founders’ compensation structures at the time of our IPO. The Compensation Committee had also taken into account the more than 90% approval in our Say-on-Pay votes in each year since our IPO as indicative of our stockholders’ approval of this approach to compensation. Our Compensation Committee and our executives are committed to a stable and responsible compensation structure that has been consistently endorsed by our stockholders.

Executive Compensation Philosophy

Like many public companies, we seek to attract and retain talented executives to effectively manage and lead our Company to create value for our equity holders through our executive compensation decisions and programs. We look to recognize and reward diligent, intelligent and effective performance in the face of challenges in our global financial environment.

Unlike many public companies, we have a long-term, Founder-based team. Four of our five Named Executive Officers are Founders, and three of our other six officers have been with us for more than 12 years. We take a long-term view in making compensation decisions, with an eye toward maintaining the stability, reliability and institutional knowledge that we have in our management team. We believe it is more cost-effective in the long run to make compensation decisions to retain our high quality talent than to have to hire externally, and do so as much as practicable. We believe that consistent, risk-balanced, and performance-based decisions help us to achieve our goals. We believe compensation programs should reward our management team for executing our strategy through business cycles, but we also appreciate the need to retain flexibility for times of extraordinary events. All of our Named Executive Officers have served the Company for many years, and their pay levels reflect their consistent contributions to our long-term success and our expectation that these contributions will continue. We also believe that there should be parity with respect to compensation among our Founders, which we believe results in a team-oriented approach to achieving our goals and reflects our belief that our Founders are equal partners in our success. When extraordinary events occur, our Compensation Committee reviews those events against our compensation philosophy and framework to make strategic, rather than sweeping, adjustments as necessary to refocus the team and maintain continuity of leadership.

Elements of Compensation

Whether in high growth times or periods of immense business challenge, we aim to provide a consistently designed pay package to our Named Executive Officers, while still ensuring that compensation reflects Company performance.

Compensation Element in 2015	Reason for Paying the Element	Notable Features
Fixed Cash Compensation – Base Salary or Operating Agreement Fee	Stable and predictable; compensates for daily duties at expected performance levels; promotes retention; and provides a risk-balancing feature given high personal equity ownership levels of our Founders	Amount for our Founders is identical and has not changed since IPO
Annual Incentive Bonus Plans (Cash)	Established in March 2015 following the Swiss National Bank announcement; rewards achievement of (1) individual objectives, and (2) corporate objectives – i.e., adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and principal repayments of the Leucadia Loan (as defined below)	Payout in respect of the corporate objectives requires achievement of at least 90% of the specified targets; the maximum award is capped at 200%
Individual Performance-Based Annual Cash Bonuses	Rewards unique performance contributions reflecting individual’s role within team and focuses executive’s performance on special challenges in the coming year; and rewards near-term performance (as compared to equity awards)	Historically used for non-Founders
Compensatory Equity Awards	Ownership interests promote and reward corporate decision making for long term value creation; and vesting schedules promote retention	No grants made to Founders since IPO to limit dilution of other stockholders and to reflect risk already faced by Founders in having a material personal financial stake in our success (Founders own approximately 30% of Holdings)

Awards generally vest over four years with accelerated vesting protections limited to involuntary terminations of employment

Compensation Element in 2015	Reason for Paying the Element	Notable Features
Severance and Change in Control Benefits	Provides a consistent framework for
	post-termination compensation; promotes retention of key executives by allowing them to focus on long-term corporate decisions, including potential change in control transactions, that may not be in their immediate personal best interests; and creates long-term stockholder value by restricting post-termination competition by our key executives	Historically capped at two times cash compensation, payable over time, in consideration for a release and a non-competition and non-solicitation obligations

Role of Our Compensation Committee

Our Compensation Committee has primary responsibility for our executive compensation philosophy and framework and for, within that framework, aligning pay with performance, thus creating incentives that reward responsible risk-taking while addressing special challenges faced in any given year. Messrs. Gruen and Brown have served on the Compensation Committee since our IPO and Mr. Silverman, who was appointed to the Compensation Committee in March 2016, has served on our Board since our IPO, providing stable and consistent decision making that benefits from their long-term experience with our policies and our executives. We rely on the judgment and discretion of our Compensation Committee to evaluate a broad range of quantitative and qualitative factors in making compensation decisions. This evaluation encompasses criteria such as reliability in delivering financial results, performance in light of risk assumed, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, and the ability to lead others. For our non-Founder employees, the Compensation Committee’s evaluation of an executive’s performance against his or her stated objectives plays a significant role in awarding the annual cash bonus and also contributes to the determination of his or her overall amount and mix of compensation.

Role of Management

The Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers. Based on this review, the Chief Executive Officer makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. Although the Committee considers these recommendations, it retains full discretion to set all compensation for the Company’s executive officers.

Our Chief Executive Officer and Chief Operating Officer assist our Compensation Committee in administering our compensation program. The Chief Executive Officer and Chief Operating Officer provide advice and information to our Compensation Committee on matters such as past compensation, Company performance, industry compensation practices and market information. Our management team members may attend portions of the meetings of the Compensation Committee at the request of the Compensation Committee. However, no employee is present for the final decision on his or her compensation.

Limited Use of Compensation Consultants; No Peer Groups

Given the limited decisions that need to be made each year on executive officer compensation, our Compensation Committee does not have a standing engagement with any compensation consulting firm and does not rely on peer data as a material factor in making decisions. Therefore, the Compensation Committee did not determine or use a standing peer group for use in setting Named Executive Officer compensation for fiscal year 2015. From time to time, our management team and the Company’s human resources function have sought the views of Deloitte Consulting LLP (“Deloitte”) about market intelligence on compensation trends along with its views on particular compensation programs designed by our human resources function. These services were obtained under hourly fee or project arrangements rather than through a standing engagement. The Compensation Committee is aware of the relationship between Deloitte and our management team and considers that relationship when setting Named Executive Officer compensation.

Factors Considered in Setting Compensation Levels

At the start of each fiscal year, our Compensation Committee reviews the Company’s performance in the prior fiscal year, the operating budget for the new fiscal year, and any special challenges to be faced in the new year. The Compensation Committee considers each Named Executive Officer’s existing compensation package and equity ownership interests, the nature of his position, the scope of associated responsibilities, the individual’s experience and skills and the individual’s compensation expectations, as well as internal pay equity (that is, of Founder executives as compared to non-Founder executives) and its general impressions of prevailing conditions in the market for executive talent. Our Compensation Committee also considers feedback received from our stockholders, through our informal and open door discussions with our stockholders, and through our Say-on-Pay vote.

Shareholder “Say-on-Pay” Vote

Each year since our IPO, we have conducted an advisory vote by stockholders on the compensation of the Company’s Named Executive Officers on an annual basis, believing this to be an important way to connect with our stockholders on a regular basis. Each year, our Compensation Committee reviews the results of the prior year’s vote, and the general trend in voting strength, in considering whether to make changes to our executive compensation philosophy, programs or decisions. As noted above, we have received more than 90% approval in our Say-on-Pay votes in each year since our IPO, and our Compensation Committee has viewed this as indicative of our stockholders’ approval of our approach to compensation. Approximately 99% of the votes cast in 2014 were in favor of the Company’s Say-on-Pay proposal regarding Named Executive Officers compensation decision for fiscal year 2013 and approximately 97% of the votes cast in 2015 were in favor of the Company’s Say-on-Pay proposal regarding Named Executive Officer compensation decisions for fiscal year 2014. The Compensation Committee considered this strong approval in choosing to maintain the Company’s executive compensation philosophy, program elements and design for fiscal year 2015.

2015 Compensation Decisions — Operating Agreement Fee or Annual Base Salary. The fixed cash compensation for our Founders (Messrs. Niv, Sakhai, Ahdout and Yusupov) was originally determined in connection with signing the Operating Agreement at the time of our IPO at $800,000 per year (in the form of a guaranteed cash payment in lieu of base salary), and has not been renegotiated since that time. Mr. Lande’s annualized base salary was $600,000 for 2015, due to an increase implemented in March 2015.

2015 Compensation Decisions — Annual Cash Incentive Compensation.

On March 11, 2015, the Board approved the Company’s Annual Incentive Bonus Plan for Founder-Directors (2015 – 2016) and the Annual Incentive Bonus Plan for Specified Executive Officers (2015 – 2016) (together, the “Annual Incentive Bonus Plans”), each for the fiscal years 2015 and 2016. Under each of the Annual Incentive Bonus Plans, each participant (including each of the Named Executive Officers) is entitled to receive a bonus based on a target amount equal to 200% of such participant’s base salary for the applicable year (the “Annual Bonus”). Unless otherwise determined by the administrator, payment of bonus amounts under the Annual Incentive Bonus Plans is subject to continued employment by the Company on the last day of the applicable plan year (or as otherwise provided in the applicable plan document).

2015 Performance Goals.

To earn the 2015 Annual Bonus, the participant must achieve the relevant performance goals set forth below. In order to earn the Leucadia Loan Portion and the 2015 EBITDA Portion (each as defined in the table below), at least 90% of the applicable targets must be achieved.

% of Annual Bonus	Portion of Annual Bonus	Description of Performance Goals
50%	2015 Individual Objective Portion	Achievement of each individual objective and goal set for the NEO
25%	2015 Leucadia Loan Portion*	Company repays at least $100 million of principal (the “Leucadia Target”) with respect to the loan evidenced by a credit agreement and letter agreement, each dated January 16, 2015, between the Company, FXCM Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation (the “Leucadia Loan”)
25%	2015 EBITDA Portion	Company achieves an adjusted EBITDA for 2015 equal to at least $70 million (the “2015 EBITDA Target”)

*	None of the 2015 Leucadia Loan Portion or the 2015 EBITDA Portion will be earned if less than 90% of the Leucadia Target or 2015 EBITDA Target, respectively, is achieved, and 100% of the 2015 Leucadia Loan Portion or the 2015 EBITDA Portion will be earned if 100% or more of the Leucadia Target or 2015 EBITDA Target, respectively, is achieved. If between 90% and 100% of the respective target is achieved, the 2015 Leucadia Loan Portion and the 2015 EBITDA Portion will be subject to proration.
Determination of 2015 Annual Bonus.

2015 Individual Objective Portion.  In March 2016, the Compensation Committee determined that each of the Founder-Director and/or executive officer participants (including Messrs. Niv, Sakhai, Adhout, Yusupov and Lande) had achieved each of the individual objectives and goals set for them by the Compensation Committee entitling them to 100% of the 2015 Individual Objective Portion of the 2015 Annual Bonus.

2015 Leucadia Loan Portion and 2015 EBITDA Portion.  In addition, the Compensation Committee (i) determined the Company had made repayments totaling at least $100 million of principal with respect to the Leucadia Loan, entitling each of the Named Executive Officers to 100% of the 2015 Leucadia Loan Portion of the 2015 Annual Bonus, and (ii) certified that the Company achieved adjusted EBITDA of 92.2% of the 2015 EBITDA Target, entitling each of the Named Executive Officers to 20% of the 2015 EBITDA Portion of the 2015 Annual Bonus.

Accordingly, the Named Executive Officers received payouts equal to 80% of their target bonuses. Each of Messrs. Niv, Sakhai, Ahdout and Yusupov earned $1,280,000 and Mr. Lande earned $960,000. At the start of 2015, the Compensation Committee had structured the bonus payout for Mr. Lande so that any amount of bonus earned in excess of $900,000 (that is, 150% of his base salary) would be paid in the form of shares of fully-vested Class A common stock. However, the Compensation Committee exercised discretion at the conclusion of 2015 and chose to pay out the full amount of Mr. Lande’s earned bonus under the 2015 Annual Bonus in cash.

2015 Compensation Decisions — Long-Term Equity Incentives.  For fiscal year 2015, our Compensation Committee did not make any new awards of compensatory equity grants to our Founders in light of the significant ownership interest that each of Messrs. Niv, Sakhai, Ahdout and Yusupov has in FXCM and the resulting alignment of interests that these Named Executive Officers already have with our other equity owners. For fiscal year 2015, as noted above, our Compensation Committee chose to grant an equity compensation opportunity to Mr. Lande as part of the overachievement portion of his Annual Bonus, but exercised discretion at the end of the year to pay the full amount of the bonus in cash.

Severance and Change in Control Benefits

Prior to March 2015, each of our Named Executive Officers was entitled to severance benefits under individual letter agreements between the Named Executive Officers and FXCM Holdings, LLC (in the case of the Founders) and Forex Capital Markets LLC (in Mr. Lande’s case). In March 2015, we entered into amendments of these agreements as further described below under “— Potential Payments upon Termination or Change in Control.”

With respect to our Founders, we believe that these severance benefits reflect our appreciation of the long-term commitment our Founders have made to the Company and provide a meaningful retention incentive for executive loyalty during challenging financial times. These benefits also provide an incentive for these executives to provide a release of claims and comply with non-competition and non-solicitation covenants, which, for a period of 18 months following the termination of an executive’s employment, prohibit the executive from participating in a business engaged in the foreign currency exchange business or other businesses undertaken or proposed to be undertaken by us and prohibit the executive from soliciting our customers or prospective customers or our employees.

With respect to Mr. Lande, we believe that these severance benefits are valuable as they address the valid concern that a chief financial officer is critical in steering a company to a successful sale of the enterprise, and also is likely to be among the first executives terminated in a change in control. These severance benefits allow Mr. Lande to focus on the success of a potential transaction that may be in the best interests of the Company’s stockholders without concern for his own financial stability and also provide an incentive for Mr. Lande to provide a release of claims and comply with his non-competition and non-solicitation covenants.

Other Benefits.  We provide our employees, including our Named Executive Officers, with the opportunity to participate in broad based employee benefit programs, including health, life and disability insurance. Historically, the Company has chosen to pay the cost of these premiums on behalf of our Founders as a limited additional amount of fixed compensation. We believe this limited perquisite is reasonable and in the best interest of our stockholders.

Retirement Benefits.  We maintain a tax-qualified employee profit-sharing and savings 401(k) plan (the “401(k) Plan”) for all eligible full-time employees, including the Named Executive Officers, to attract and retain qualified employees. Participants may make pre-tax contributions up to the applicable statutory limit. Participants accrue earnings on contributions based on the performance of various investment funds available under the 401(k) Plan. The Company was not required to and made no matching contributions to the 401(k) Plan for the year ended December 31, 2015.

No Stock Ownership Guidelines

We have not adopted stock ownership guidelines for our Named Executive Officers and other key employees. We believe our Founders already have significant equity stakes in the Company and/or its subsidiary entities without such guidelines being put into effect.

Impact of Tax and Accounting on Compensatory Decisions

Our Compensation Committee considers the accounting impact and tax deductibility of compensation paid to our executive officers as just two of many relevant factors. Our Compensation Committee may decide to grant compensation that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, including when, in the Compensation Committee’s judgment, the tax benefits do not outweigh the benefits provided under alternate structures. Moreover, even if the Compensation Committee intends to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

Insider Trading Policy

Our insider trading policy permits directors, executive officers and other key employees to trade our securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with the legal department.

Changes to Annual Incentive Bonus Plans in March 2016

On April 12, 2016, the Compensation Committee of the Board approved amending the Company’s Annual Incentive Bonus Plan for Founder-Directors (2015 – 2016) and the Annual Incentive Bonus Plan for Specified Executive Officers (2015 – 2016) (as amended, together, the “Amended Annual Incentive Bonus Plans”) each for the fiscal year 2016, assuming the completion of the transaction with Leucadia on the terms previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2016. Under each of the Amended Annual Incentive Bonus Plans, each participant (including each of the Named Executive Officers) is entitled to receive a bonus based on a target amount equal to 200% of such participant’s base salary for 2016 (the “2016 Annual Bonus”). Specifically, the Compensation Committee determined to (1) eliminate the Leucadia loan metric, which previously accounted for 25% of the target bonus, (2) increase the 2016 EBITDA Portion of the 2016 Annual Bonus to account for 50% of the target bonus (previously it accounted for 25% of the target bonus), and (3) to change the 2016 EBITDA Target from achievement of adjusted EBITDA of at least $80.5 million to achievement of adjustment EBITDA of at least $40 million.

For the year ending December 31, 2016, the 2016 Annual Bonus will be calculated as follows: 50% of the target will be earned if the participant achieves the individual objectives and goals set for the participant, and 50% of the target (the “2016 EBITDA Portion”) will be earned if the Company achieves an adjusted EBITDA (as described in the plan document) for 2016 equal to at least $40 million (the “2016 EBITDA Target”). None of the 2016 EBITDA Portion will be earned if less than 75% of the 2016 EBITDA Target is achieved, and 100% of the 2016 EBITDA Portion will be earned if 100% or more of the 2016 EBITDA Target is achieved. If between 75% and 87.5% of the 2016 EBITDA Target is achieved, 50% of the 2016 EBITDA Portion will be earned. If between 87.5% and less than 100% of the 2016 EBITDA Target is achieved, 75% of the 2016 EBITDA Portion will be earned. The foregoing modifications relate to Amended Annual Incentive Bonus Plans, as well the incentive bonus structure put into place during March 2015 for certain additional employees who are not Named Executive Officers.

COMPENSATORY RISK ANALYSIS

We work to integrate sound risk management into our compensation programs. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in compensation. We believe our focus on long-term stable compensation programs, and retaining long-term employees who have dedicated more than a decade to our success, works to limit incentives to take unnecessary or imprudent risk-taking actions. For example, in our annual cash incentive program for our Founders, we have historically relied on the same three metrics each year, to limit the motivation to skew results from one year to the next. We have capped payouts under this program at 200% of target levels, and also provide a scaled downside payment for performance at or above 75% of our target levels to avoid an all-or-nothing situation. We also provide stable fixed cash compensation to each of our executive officers, including as a counterbalance to the financial exposure that our Founders face as significant holders of equity in our enterprise.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference from this Proxy Statement into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 11, 2016.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Ryan Silverman (Chair)
Arthur Gruen
James Brown

2015 Summary Compensation Table

The following table sets forth compensation information for the Company’s Named Executive Officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Drew Niv, Chief Executive Officer	2015	800,000	—	—	—	1,280,000	22,548	(4)	2,102,548
	2014	800,000	—	—	—	—	21,276		821,276
	2013	800,000	—	—	—	660,446	21,147		1,481,593
Robert Lande, Chief Financial Officer	2015	600,000	—		—	960,000	12,147	(5)	1,572,147
	2014	480,000	560,000	138,125	—	—	—		1,178,125
	2013	480,000	475,000	—	—	—	—		955,000
David Sakhai, Chief Operating Officer	2015	800,000	—	—	1,280,000	1,280,000	22,548	(6)	2,102,548
	2014	800,000	—	—	—	—	21,323		821,323
	2013	800,000	—	—	—	660,446	21,110		1,481,556
William Ahdout, Chief Dealer and Managing Director	2015	800,000	—	—	—	1,280,000	22,548	(7)	2,102,548
	2014	800,000	—	—	—	—	21,875		821,875
	2013	800,000	—	—	—	660,446	21,931		1,482,377
Eduard Yusupov, Global Head of Dealing	2015	800,000	—	—	—	1,280,000	9,430	(8)	2,089,430
	2014	800,000	—	—	—	—	8,781		808,781
	2013	800,000	—	—	—	660,446	8,598		1,469,044

(1)	With the exception of Mr. Lande, this amount represents a guaranteed cash payment in lieu of base salary paid in accordance with the Operating Agreement.
(2)	The amount in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the service-based restricted stock units granted to Mr. Lande during 2014. The amount reported in this column does not necessarily represent a realized financial benefit because service-based restricted stock units may not vest (and may be forfeited). In addition, the financial benefits, if any, that may be realized will depend on the future share price at such time, if ever, that the restricted stock units vest. See Note 17 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. No restricted stock units were forfeited by Mr. Lande during 2015.
(3)	The amounts reported in this column for 2013 represent annual cash incentive payments earned in 2013 but declined by the Founders. The amounts reported in this column represent the cash payments earned by the Named Executive Officers in 2015 under the Annual Incentive Bonus Plans. At the start of 2015, the Compensation Committee structured the bonus payout opportunity for Mr. Lande so that any amount of bonus earned in excess of $900,000 (that is, 150% of his base salary) would be paid in the form of shares of fully-vested Class A common stock. At the close of 2015, the Compensation Committee exercised its discretion and paid the full amount of the earned bonus ($960,000) in cash.
(4)	This amount consists of $18,988 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $1,146 in disability insurance premiums for 2015.
(5)	This amount consists of $12,147 in health insurance premiums for 2015.
(6)	This amount consists of $18,988 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $1,194 in disability insurance premiums for 2015.
(7)	This amount consists of $18,988 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $1,746 in disability insurance premiums for 2015.
(8)	This amount consists of $7,303 in health insurance premiums, $721 in dental insurance premiums, $74 in vision insurance and $1,332 in disability insurance premiums for 2015.

As noted above, Messrs. Niv, Sakhai, Ahdout and Yusupov are founding partners of our firm and own significant equity interests in Holdings. Accordingly, in addition to the guaranteed payments and other amounts received by them and reflected in the foregoing table, these executives have received distributions, ratable with those of other existing owners, in respect of such equity interests. Other than tax-related distributions between Holdings and its members and payments by the Company under a tax receivable agreement to the former members of Holdings, neither the Company nor Holdings made any other distributions to our existing owners during 2014. Messrs. Niv, Sakhai, Ahdout and Yusupov received $27,401, $17,826, $10,991, and $23,958 respectively, in distributions from the Company or Holdings during 2015.

Grants of Plan-Based Awards for 2015

The following table sets forth information with regard to non-equity incentive plan awards, as well as all stock and option awards, granted to the Named Executive Officers during fiscal year 2015 (adjusted for the impact of the one-for-ten reverse stock split effective on October 1, 2015).

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Drew Niv	—	—	1,600,000	1,600,000	—	—	—	—	—	—	—
Robert Lande	—	—	1,200,000	1,200,000	—	—	—	—	—	—	—
David Sakhai	—	—	1,600,000	1,600,000	—	—	—	—	—	—	—
William Ahdout	—	—	1,600,000	1,600,000	—	—	—	—	—	—	—
Eduard Yusupov	—	—	1,600,000	1,600,000	—	—	—	—	—	—	—

(1)	Amounts reflect the target and maximum payout levels, respectively, as determined at the start of 2015, under the Annual Incentive Bonus Plans, as described under the heading “— 2015 Compensation Decisions — Annual Cash Incentive Compensation” above. Mr. Lande’s bonus opportunity includes the amount that could be paid at the end of 2015 in the form of fully vested shares (up to $300,000 worth of shares). As described in more detail under the heading “— 2015 Compensation Decisions — Annual Cash Incentive Compensation”, the Compensation Committee exercised its discretion and chose to pay the full amount of the bonus earned ($960,000) in cash only, and never granted any equity award to Mr. Lande in 2015.

Operating Agreement & Employment Agreements

Messrs. Niv, Sakhai, Ahdout and Yusupov received guaranteed cash payments in lieu of base salary in accordance with the Operating Agreement. Mr. Lande’s original compensation terms were set forth in the employment agreement between Mr. Lande and Forex Capital Markets LLC. Each of our Named Executive Officers is also party to a Confidentiality and Restrictive Covenant Agreement with Holdings, which provide for one-year post-termination non-competition and non-solicitation obligations.

Outstanding Equity Awards at Fiscal Year-End for 2015

The following table provides information regarding outstanding equity awards held by our Named Executive Officers as of the end of fiscal year 2015 (adjusted for the impact of the one-for-ten reverse stock split effective on October 1, 2015).

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1)(2) Exercisable	Number of Securities Underlying Unexercised Options (#)(1)(2) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Drew Niv	—	—	—	—	—	—	—		—		—	—
Robert Lande	12/16/2014	—	—	—	—	—	638	(3)	$10,673	(4)	—	—
	9/12/2012	7,500	3,750	—	$93.40	9/12/2019	—		—		—	—
	8/10/2012	5,000	2,500	—	$98.10	8/10/2019	—		—		—	—
	8/12/2011	6,250	—	—	$107.30	8/12/2018	—		—		—	—
	12/1/2010	5,000	—	—	$140.00	12/1/2017	—		—		—	—
David Sakhai	—	—	—	—	—	—	—		—		—	—
William Ahdout	—	—	—	—	—	—	—		—		—	—
Eduard Yusupov	—	—	—	—	—	—	—		—		—	—

(1)	Generally, 25% of the total number of stock options that are granted vest and become exercisable on each of the first four anniversary dates from the initial grant. The stock options have a contractual term of seven years.
(2)	The vesting of these options will accelerate (i) upon a termination by the Company without “cause” (as defined in the stock option agreement) or a termination by the employee for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the Amended and Restated 2010 Long-Term Incentive Plan), and (ii) subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, upon a termination of employment by the Company and its affiliates without “cause” (other than due to death or disability) or by him for “good reason” (each as defined in the Severance Agreement for Selected Executives and Managers with Forex Capital Markets LLC). In addition, in the event of a termination due to death or disability, Mr. Lande will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination.
(3)	Reflects the number of restricted stock units granted to Mr. Lande under the Amended and Restated 2010 Long-Term Incentive Plan. 25% of the restricted stock units that are granted vest on each of the first four anniversaries of the grant date, subject generally to Mr. Lande’s continued employment with us on the applicable vesting date. The vesting of these restricted stock units will accelerate (i) upon a termination by the Company without “cause” (as defined in the restricted stock unit award agreement) or he terminates employment for “good reason” (as defined in the restricted stock unit award agreement), in each case within the two-year period following a “change in control” (as defined in the Amended and Restated 2010 Long-Term Incentive Plan), and (ii) subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, upon a termination of employment by the Company and its affiliates without “cause” (other than due to death or disability) or by him for “good reason” (each as defined in the Severance Agreement for Selected Executives and Managers with Forex Capital Markets LLC). In the event Mr. Lande terminates employment due to death or disability, he will be deemed vested in any portion of the restricted stock units that would otherwise have vested within 12 months following such termination of employment. Mr. Lande will not have any rights as a shareholder unless and until the restricted stock units vest and are settled by the issuance of shares of our Class A common stock.

(4)	The market value of the restricted stock units is calculated by multiplying the number of shares subject to the restricted stock units by $16.73, the closing price per share of our Class A common stock on December 31, 2015, the last day of our 2015 fiscal year.

Option Exercises and Stock Vested for 2015

None of the Named Executive Officers, except for Mr. Lande, exercised any option awards or vested in any stock awards during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Drew Niv	—	—	—	—
Robert Lande	—	—	212	$1,433
David Sakhai	—	—	—	—
William Ahdout	—	—	—	—
Eduard Yusupov	—	—	—	—

(1)	The value of the vested shares of restricted stock units is based on the closing price of a share of our Class A common stock of $6.76 as of December 16, 2015, the vesting date.

Potential Payments upon Termination or Change in Control

On March 11, 2015, Messrs. Niv, Sakhai, Adhout and Yusupov each entered into a Amended and Restated Severance Agreement for Founders (the “Founders Severance Agreement”) with Forex Capital Markets LLC. Under the Founders Severance Agreement, in the event of termination of employment of any of them by the Company and its subsidiaries (the “Company Group”) without “cause,” as defined in the Founders Severance Agreement (and other than due to death or disability) or by any of them for “good reason” (as defined below, but which generally includes certain sales or dispositions of substantially all of the assets and operations of one or more members of the Company Group), subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, each of Messrs. Niv, Sakhai, Adhout and Yusupov will be entitled to receive the following benefits: (1) an aggregate amount equal to (A) two times his annual base salary on the termination date, plus (B) his target annual bonus, (2) full acceleration and vesting of their then-outstanding unvested equity awards, and (3) a payment equal to 24 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination. The Founders Severance Agreements contain Code Section 280G “best after-tax” provisions, which generally provide that any “parachute payments” (as defined in Code Section 280G) will be reduced to the Code Section 280G “safe harbor” limit, but only if such reduction would put the Named Executive Officer in a better after-tax position than if he were to receive all parachute payments and pay all taxes thereon (including the excise tax imposed under Code Section 4999).

For purposes of the Founders Severance Agreements, “good reason” means (i) a sale, divestiture or other disposition of substantially all of the assets and operations (whether by sale of equity interests in the entity or by asset disposition) of the Company or Forex Capital Markets Limited, including pursuant to a sale of FXCM Inc. or any other parent entity that results in either the Company or Forex Capital Markets Limited ceasing to be a member of the Company Group; (ii) a sale, divestiture or other disposition (whether in a single transaction or series of transaction) of the assets and operations of one or more members of the Company Group which, in the aggregate, results in the disposition of the essential operating capabilities of the Company Group; or (iii) without the Named Executive Officer’s consent, a change in his duties and responsibilities which is materially inconsistent with his position with the Company Group, a reduction in his annual base salary, a reduction in his target bonus under the Annual Incentive Bonus Plan for the 2015 and 2016 calendar years, or, for the 2017 and subsequent calendar years, a reduction in the target bonus under the Annual Incentive Bonus Plan for a calendar year (if any) after such target bonus has been established in writing for such year. A Named Executive Officer will only have “good reason” to terminate employment following the applicable entity’s failure to remedy the act which is alleged to constitute “good reason” within 15 business days following such entity’s receipt of written notice from the Named Executive Officer specifying such act, and any such notice claiming “good reason” must in all events be provided within 30 business days after such event has first occurred.

Pursuant to the Severance Agreement for Selected Executives and Managers with Forex (the “Selected Executives Severance Agreement”) entered by and between Mr. Lande and the Company in March of 2015, Mr. Lande will be afforded certain severance protections in the event of termination of employment by the Company Group without “cause,” as defined in the severance agreement (and other than due to death or disability) or by him for “good reason” (as defined below, but which generally includes certain sales or dispositions of substantially all of the assets and operations of one or more members of the Company Group). In the event of such termination, subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, Mr. Lande will be entitled to receive an aggregate amount equal to (1) his annual base salary, plus (2) his target annual bonus. In addition, Mr. Lande’s then-outstanding unvested equity awards under the applicable equity incentive plan will accelerate and vest in full, as of the date of such termination of employment. In addition, Mr. Lande will be entitled to receive a payment equal to 12 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination (less an employee contribution amount).

For purposes of Mr. Lande’s severance agreement, “good reason” means (i) a sale, divestiture or other disposition (whether in a single transaction or series of transaction) of the assets and operations of one or more members of the Company Group which, in the aggregate, results in the disposition of the essential operating capabilities of the Company Group; or (ii) without Mr. Lande’s consent, a change in his duties and responsibilities which is materially inconsistent with his position with the Company Group, a reduction in his annual base salary, a reduction in his target bonus under the Annual Incentive Bonus Plan for the 2015 and 2016 calendar years, or, for the 2017 and subsequent calendar years, a reduction in the target bonus under the Annual Incentive Bonus Plan for a calendar year (if any) after such target bonus has been established in writing for such year. Mr. Lande will only have “good reason” to terminate employment following the applicable entity’s failure to remedy the act which is alleged to constitute “good reason” within 15 business days following such entity’s receipt of written notice from the Mr. Lande specifying such act, and any such notice claiming “good reason” must in all events be provided within 30 business days after such event has first occurred. Mr. Lande’s severance agreement also contains a 280G best after-tax provision (as described above).

As of December 31, 2015, Mr. Lande held unvested stock options (adjusted for the impact of the one-for-ten reverse stock split effective on October 1, 2015) exercisable for 3,750 and 2,500 shares of our Class A common stock at an exercise price of $93.40 and $98.10 per share, respectively. Each stock option agreement provides that, upon termination, to the extent Mr. Lande’s option is not then vested and exercisable, the option will be immediately canceled by FXCM. In addition to the accelerated vesting provisions set forth in Mr. Lande’s severance agreement (described above), each stock option agreement also provides that the options will accelerate upon a termination by us without “cause” (as defined in the stock option agreement or a termination by Mr. Lande for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the Amended and Restated 2010 Long-Term Equity Incentive Plan), and in the event of a termination due to death or disability Mr. Lande will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination. As of December 31, 2015, Mr. Lande held (adjusted for the impact of the one-for-ten reverse stock split effective on October 1, 2015) 638 unvested restricted stock units. In addition to the accelerated vesting provisions set forth in Mr. Lande’s severance agreement (described above), Mr. Lande’s restricted stock unit agreement provides that, if Mr. Lande is terminated by us without “cause” (as defined in the restricted stock unit award agreement) or if he terminates employment for “good reason” (as defined in the restricted stock unit award agreement), in each case within the two-year period following a “change in control” (as defined in the Amended and Restated 2010 Long-Term Equity Incentive Plan), the restricted stock units will fully vest effective as of the date on which Mr. Lande’s employment terminates.

In the event Mr. Lande terminates employment due to death or disability, he will be deemed vested in any portion of the restricted stock units that would otherwise have vested within 12 months following such termination of employment.

The tables below set forth the amounts that the Named Executive Officers would receive in the event of certain terminations of employment, including a Named Executive Officer’s termination of employment for “good reason”.

Drew Niv, Chief Executive Officer

Event	Cash Severance Payments ($)	Equity Acceleration ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	3,200,000	—	3,200,000

Robert Lande, Chief Financial Officer

Event	Cash Severance Payments ($)	Equity Acceleration ($)(1)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,800,000	10,673	1,810,673
Disability or death	—	3,555	3,555

(1)	As of December 31, 2015, Mr. Lande had 6,250 unvested options outstanding and 638 unvested restricted stock units outstanding (as adjusted to for the impact of the one-for-ten reverse stock split effective on October 1, 2015). The value of accelerated vesting of stock options is based on the excess of the closing price of a share of our Class A common stock of $16.73 on December 31, 2015 over the applicable exercise price of the stock option. The value of the accelerated vesting of restricted stock units is based on the closing price of a share of our Class A common stock of $16.73 on December 31, 2015.

David Sakhai, Chief Operating Officer

Event	Cash Severance Payments ($)	Equity Acceleration ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	3,200,000	—	3,200,000

William Ahdout, Chief Dealer and Managing Director

Event	Cash Severance Payments ($)	Equity Acceleration ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	3,200,000	—	3,200,000

Eduard Yusupov, Global Head of Dealing

Event	Cash Severance Payments ($)	Equity Acceleration ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	3,200,000	—	3,200,000

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our Class A and Class B common stock and of Holdings Units as of April 13, 2016 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of FXCM Inc., (2) each of our Directors and Named Executive Officers and (3) all of our Directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules (adjusted for the impact of the one-for-ten reverse stock split effective on October 1, 2015).

	Class A Common Stock Beneficially Owned(1)			Holdings Units Beneficially Owned(1)		Class B Beneficially Owned(2)	Combined Voting Power(3)
Name of Beneficial Owner	Number	%		Number	%	Number	%
Directors and Named Executive Officers
William Ahdout(4)	—	—		272,783	3.31%	1	3.31%
James G Brown(5)	16,408		*	—	—	—	*
Robin Davis(6)	4,583		*	—	—	—	*
Bryan Reyhani(7)	—	—		—	—	—	*
Kenneth Grossman(8)	—	—		31,368	*	1	*
Arthur Gruen(9)	6,408		*	—	—	—	*
Robert Lande(10)	37,074		*	—	—	—	*
Eric LeGoff(11)	6,408		*	8,000	*	1	*
Drew Niv(12)	20,000		*	862,489	10.47%	1	10.71%
David Sakhai(13)	—	—		598,878	7.27%	1	7.27%
Ryan Silverman(14)	25,459		*	—	—	—	*
Eduard Yusupov(15)	—	—		373,335	4.53%	1	4.53%
Directors and Executive Officers, as a group (17 persons)	116,340	1.41%		2,146,853	26.05%		27.47%
5% Stockholders
Franklin Resources, Inc.(16)	819,681	9.95%		—	—	—	9.95%
Leya Yusupov(17)	—	—		145,156	1.76%	1	1.76%
Mikhail Yusupov(17)	—	—		151,405	1.84%	1	1.84%

*	Represents less than 1%.
(1)	Subject to the terms of an exchange agreement, the Holdings Units are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Person Transactions — Exchange Agreement.” Beneficial ownership of Holdings Units reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged. Percentage of Holdings Units beneficially owned treats Holdings Units held by FXCM Inc. as outstanding. As of April 13, 2016, we had 5,602,534 shares of Class A common stock outstanding that will carry an aggregate of 5,602,534 votes and 25 shares of Class B common stock outstanding that will carry an aggregate of 2,637,089 votes (i.e., a number of votes that is equal to the number of outstanding Holdings Units, not including those held by FXCM Inc.) for a total of 8,239,623 votes.
(2)	Each holder of Class B common stock is entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each Holdings Unit held by such holder.
(3)	Represents percentage of voting power of the Class A common stock and Class B common stock of FXCM voting together as a single class.
(4)	Consists of 2,727,831 Holdings Units and one share of Class B common stock held individually.
(5)	Consists of 10,000 shares of Class A common stock held individually and 6,408 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(6)	Consists of 4,583 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(7)	Bryan Reyhani was appointed to serve as a member of the Board of Directors on February 1, 2016.
(8)	Consists of 19,538 Holdings Units and one share of Class B common stock held individually by Mr. Grossman and 11,830 Holdings Units and one share of Class B common stock held by a trust for the benefit of Mr. Grossman’s family, for which Mr. Grossman’s wife serves as trustee.
(9)	Consists of 6,408 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(10)	Consists of (i) 2,430 of Class A common stock individually owned, (ii) 750 shares of Class A common stock held in an estate of which Mr. Lande is the sole beneficiary, (iii) 10,000 shares of Class A common stock held by a pension plan of which Mr. Lande is the sole beneficiary, (iv) 144 shares of restricted shares of Class A common stock, (v) 23,750 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(11)	Consists of 8,000 Holdings Units and one share of Class B common stock held individually by Mr. LeGoff and 6,408 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(12)	Consists of (1) 20,000 shares of Class A Common Stock, (ii) 788,047 Holdings Units and one share of Class B common stock owned individually by Mr. Niv; (ii) 37,221 Holdings Units and one share of Class B common stock held by a trust for the benefit of Mr. Niv’s family, for which Mr. Niv’s wife serves as trustee; and (iv) 37,221 Holdings Units and two shares of Class B common stock held by trusts over which Mr. Niv is an investment advisor.
(13)	Consists of 385,636 Holdings Units and one share of Class B common stock owned individually by Mr. Sakhai and 213,342 Holdings Units and seven shares of Class B common stock held by trusts for the benefit of Mr. Sakhai’s family, for which Mr. Sakhai’s sister serves as trustee.
(14)	Consists (i) 25,459 shares of Class A Common Stock, and (ii) 3,473 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(15)	Consists of 373,335 Holdings Units and one share of Class B common stock held individually by Mr. Yusupov.
(16)	Information regarding Franklin Resources, Inc. was obtained from a Schedule 13G filed by Franklin Resources, Inc. on February 4, 2016. The principal business address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403. Franklin Resources, Inc. has sole power to vote or direct the vote of 0 shares of our Class A common stock and sole power to dispose or to direct the disposition of 0 shares of our Class A common stock. Franklin Resources, Inc. further reported that (a) Franklin Templeton Institutional, LLC, a subsidiary of Franklin Resources, Inc., is the beneficial owner of 742,980, or 13.26%, of our common stock and (b) Franklin Templeton Investments Corp.., a subsidiary of Franklin Resources, Inc., is the beneficial owner of 76,701 shares, or 1.37%, of our common stock.
(17)	Leya Yusupov and Mikhail Yusupov each beneficially owns 296,561 Holdings Units as co-trustees over trusts established for the benefit of the Yusupov family. The principal business address of Leya Yusupov is c/o FXCM Inc., 55 Water Street, 50th Floor, New York, New York 10041. The principal business address of Mikhail Yusupov is 111-55 77th Avenue, Apt 1F, Forest Hills, New York 11375.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers and Directors, we believe that our executive officers and Directors complied with all Section 16(a) filing requirements during fiscal year 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Exchange Agreement

In December 2010, we entered into an exchange agreement with the non-managing members of Holdings. Under the exchange agreement each non-managing member of Holdings (and certain permitted transferees thereof) may exchange their Holdings Units for shares of Class A common stock of FXCM on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The exchange agreement provides that such exchanges must be for a minimum of the lesser of 1,000 Holdings Units or all of the vested Holdings Units held by such non-managing member of Holdings. The exchange agreement also provides that a non-managing member of Holdings will not have the right to exchange Holdings Units if FXCM determines that such exchange would be prohibited by law or regulation or would violate other agreements with FXCM to which the non-managing member of Holdings may be subject. FXCM may impose additional restrictions on exchange that it determines to be necessary or advisable so that Holdings is not treated as a “publicly traded partnership” for United States federal income tax purposes. As a holder exchanges Holdings Units for shares of Class A common stock, the number of Holdings Units held by FXCM is correspondingly increased as it acquires the exchanged Holdings Units. Additionally, pursuant to the exchange agreement, anytime FXCM cancels, issues or repurchases shares of its Class A common stock, Holdings enters into an equivalent Holding Unit transaction with FXCM.

Registration Rights Agreement

In December 2010, we entered into a registration rights agreement with the non-managing members of Holdings pursuant to which we have granted them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended, shares of Class A common stock of FXCM delivered in exchange for Holdings Units. Pursuant to the registration rights agreement, we registered the exchange of Holdings Units for shares of Class A common stock of FXCM by the non-managing members of Holdings on a Registration Statement on Form S-3/A which was declared effective by the SEC on January 30, 2012. In addition, the owners of Holdings Units covered by the registration rights agreement have the right to request that we register the sale of shares of Class A common stock of FXCM held by them and may require us to make available shelf registration statements permitting sales of shares of Class A common stock of FXCM held by them into the market from time to time over an extended period. In addition, the owners of Holdings Units covered by the registration rights agreement have the ability to exercise certain piggyback registration rights in respect of shares of Class A common of FXCM stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us.

Tax Receivable Agreement

As described above, FXCM purchased Holdings Units from other members of Holdings at the time of the IPO. In addition, under the terms of the exchange agreement described above, the members of Holdings (other than FXCM) may, from and after the first anniversary of the date of the closing of the IPO (subject to the terms of the exchange agreement), exchange their Holdings Units for shares of Class A common stock of FXCM on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Holdings intends to make an election under Section 754 of the Code effective for each taxable year in which such a purchase or exchange of Holdings Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Holdings at the time of the purchase or subsequent exchange of Holdings Units that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that FXCM would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service (“IRS”) may challenge all or part of the tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement (the “TRA”) with other members of Holdings that provides for the payment from time to time by FXCM to the non-managing members of Holdings of 85% of the amount of the benefits, if any, that FXCM is deemed to realize as a result of increases in tax basis and certain other tax benefits related to our entering into the TRA, including tax benefits attributable to payments under the TRA. These payment obligations are obligations of FXCM and not of Holdings. For purposes of the TRA, the benefit deemed realized by FXCM will be computed by comparing the actual income tax liability of FXCM (calculated with certain assumptions) to the amount of such taxes that FXCM would have been required to pay had there been no increase to the tax basis of the assets of Holdings as a result of the purchase or exchanges and certain other assumptions. The term of the TRA will continue until all such tax benefits have been utilized or expired, unless FXCM exercises its right to terminate the TRA for an amount based on the agreed payments remaining to be made under the agreement or FXCM breaches any of its material obligations under the TRA in which case all obligations will generally be accelerated and due as if FXCM had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the TRA is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the TRA, will vary depending upon a number of factors, including:

•	the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Holdings at the time of each exchange;
•	the price of shares of Class A common stock of FXCM at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets, of Holdings is directly proportional to the price of shares of Class A common stock of FXCM at the time of the exchange;
•	the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and
•	the amount and timing of our income — FXCM will be required to pay 85% of the deemed benefits as and when deemed realized. If FXCM does not have taxable income, FXCM generally is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that FXCM may make under the TRA will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the TRA exceed the actual benefits FXCM realizes in respect of the tax attributes subject to the tax receivable agreement and/or distributions to FXCM by Holdings are not sufficient to permit FXCM to make payments under the tax receivable agreement after it has paid taxes. Late payments under the TRA will generally accrue interest at an uncapped rate equal to one-year LIBOR + 5%. The payments under the TRA are not conditioned upon our owners at the time of the IPO continuing their ownership interest in us.

In addition, the TRA provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, FXCM’s (or its successor’s) obligations with respect to exchanged or acquired Holdings Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that FXCM would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the TRA. As a result, (1) FXCM could be required to make payments under the TRA that are greater than or less than the specified percentage of the actual benefits FXCM realizes in respect of the tax attributes subject to the TRA and (2) if FXCM elects to terminate the TRA early, FXCM would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the TRA. In these situations, our obligations under the TRA could have a substantial negative impact on our liquidity.

Decisions made by our owners at the time of the IPO in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling non-managing member of Holdings under the TRA. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the TRA and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase a non-managing member of Holdings tax liability without giving rise to any rights of a non-managing member of Holdings to receive payments under the TRA.

Payments under the TRA will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, FXCM, the corporate taxpayer, will not be reimbursed for any payments previously made under the TRA. As a result, in certain circumstances, payments could be made under the TRA in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the TRA.

Payments due to certain Directors and officers of the Company for 2015 under the TRA amount to approximately $1.8 million. The Company has a remaining liability of approximately $0.4 million to certain Directors and officers for 2014 under the TRA as the Company did not realize a complete benefit for the 2014 amortization and therefore was not required to make full payment under the TRA at the time. Under the TRA, the 2014 liability is required to be fully paid before payments for subsequent years are made.

FXCM Holdings, LLC Limited Liability Company Agreement

FXCM Inc. holds Holdings Units in Holdings and is the sole managing member of Holdings. Accordingly, FXCM operates and controls all of the business and affairs of Holdings and, through Holdings and its subsidiaries, conducts our business operations.

Pursuant to the limited liability company agreement of Holdings, FXCM has the right to determine when distributions will be made to unitholders of Holdings and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the unitholders of Holdings pro rata in accordance with the percentages of their respective limited liability company interests.

The unitholders of Holdings, including FXCM, will incur United States federal, state and local income taxes on their proportionate share of any taxable income of Holdings. Net profits and net losses of Holdings will generally be allocated to its unitholders (including FXCM) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of Holdings provides for cash distributions, which we refer to as “tax distributions,” to the holders of the Holdings Units if FXCM, as the sole managing member of Holdings, determines that the taxable income of the relevant unitholder will give rise to taxable income for such holder. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Holdings allocable to a holder of Holdings Units multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Holdings for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of Holdings provides that substantially all expenses incurred by or attributable to FXCM (such as expenses incurred in connection with the IPO), but not including obligations incurred under the tax receivable agreement by FXCM, income tax expenses of FXCM and payments on indebtedness incurred by FXCM, are borne by Holdings.

Relationships with Global Finance and Master Capital Group

Forex Capital Markets Limited (“FXCM UK”) is party to an arrangement with Global Finance Company (Cayman) Limited, (“Global Finance”), and Master Capital Group, S.A.L. (“Master Capital”). A shareholder of the Company beneficially owns more than 90% of the equity of Global Finance and Master Capital. Pursuant to such arrangement, Global Finance and Master Capital are permitted to use the brand name “FXCM” and our technology platform to act as the Company’s local presence in certain countries in the Middle East and North Africa (“MENA”). UK collects and remits to Global Finance and Master Capital fees and commissions charged by Global Finance and Master Capital to customers in MENA countries. For the years ended December 31, 2015, 2014 and 2013, these fees and commissions were approximately $0.2 million, $1.3 million and $1.6 million, respectively. Effective May 4, 2015, UK LTD terminated the foregoing arrangement with Global Finance and Master Capital.

Relationships with Method Credit Fund and Monetary Credit Group LLC

In August 2012, the Company entered into a master guaranty agreement (the “Method Guaranty”) with Method Credit Fund (“Method”), a Cayman Island company, owned by certain directors and shareholders of the Company, including several of the Company’s executive officers. Pursuant to the Method Guaranty, Method unconditionally guaranteed the obligations of certain counterparties that maintained a margin account with the Company. The Method Guaranty required Method to maintain a cash collateral account held by the Company equal to the aggregate amount of margin extended to all counterparties covered by the Method Guaranty. In exchange for this unconditional guaranty, the Company remitted a fee to Method determined on a counterparty by counterparty basis which was agreed upon by the Company, Method and the respective counterparty. The agreement was terminated in November 2013 and upon termination, the aggregate amount of margin extended under the Method Guaranty was reduced to zero. During the years ended December 31, 2013 and 2012, no payments were made by Method to the Company to satisfy a guaranteed counterparty obligation. For the year ended December 31, 2013, fees collected from counterparties and subsequently remitted to Method by the Company under the Method Guaranty were not material.

In November 2013, the Company entered into a master guaranty agreement (the “Monetary Guaranty”) with Monetary Credit Group LLC (“Monetary”), a Texas limited liability company owned by certain directors and shareholders of the Company, including several of the Company’s executive officers. Pursuant to the Monetary Guaranty, Monetary unconditionally guarantees the obligations of certain counterparties that maintain a margin account with the Company. The Monetary Guaranty requires Monetary to maintain a cash collateral account held by the Company equal to the aggregate amount of margin extended to all counterparties covered by the Monetary Guaranty. In exchange for this unconditional guaranty, the Company remits a fee to Monetary determined on a counterparty by counterparty basis which is agreed upon by the Company, Monetary and the respective counterparty. The Monetary Guaranty may be terminated by either the Company or Monetary at any time provided that if Monetary elects to terminate there are no guaranteed obligations outstanding. As of December 31, 2014, the aggregate amount of margin extended under the Monetary Guaranty was $13.2 million and the Company held cash collateral in the amount of $7.1 million. During the year ended December 31, 2015, no payments were made by Monetary to the Company to satisfy a guaranteed counterparty obligation. For the year ended December 31, 2015, fees collected from counterparties and subsequently remitted to Monetary by the Company under the Monetary Guaranty were not material.

Effective January 30, 2015, the Company terminated the Monetary Guaranty with Monetary.

Relationship with Lucid Markets Trading Limited

Amounts advanced to the Company from certain Lucid Markets Trading Limited (“Lucid”) non-controlling members in connection with trade settlements were nil, nil and $0.2 million at December 31, 2015, 2014 and 2013, respectively. Amounts due related to the allocation of income to Lucid non-controlling members for services provided were $6.5 million, $8.9 million and $9.8 million at December 31, 2015, 2014 and 2013, respectively.

The amount borrowed by the Company from the Lucid non-controlling members in connection with the Lucid acquisition in June 2012 was $9.8 million at December 31, 2013. The Company repaid the unsecured promissory notes in December 2014.

Relationship with Faros Trading LLC

Amounts due by the Company under the follow-on payment in connection with the acquisition of Faros Trading LLC were nil, nil and $3.7 million as of December 31, 2015, 2014 and 2013, respectively. On April 19, 2015 Faros Trading LLC completed the sale of its operations to Jefferies Group LLC.

Other Transactions

Ornit Niv, Chief Executive Officer of Forex Capital Markets LLC, is the sister of Drew Niv, one of our Directors and our Chief Executive Officer. Ms. Niv received total compensation of $479,166.73 for the year ended December 31, 2015. Matthew Navie, one of our institutional sales representatives, is the brother-in-law of David Sakhai, one of our Directors and our Chief Operating Officer. Mr. Navie received total compensation of $281,003 for the year ended December 31, 2015, Leya Yusupov and Shirin Yusupov are each sisters of Eduard Yusupov, one of our Directors and our Global Head of Dealing. Leya Yusupov, one of our senior dealers, received total compensation of $157,500 for the year ended December 31, 2015. Shirin Yusupov, an employee in our reconciliation department, received total compensation of $129,376 for the year ended December 31, 2015. Debra Blajchman, who works in our payroll department, is the sister of Kenneth Grossman, one of our Directors. Ms. Blajchman earned total compensation of $176,828 for the year ended December 31, 2015. Elisheva Rutenberg, a member of our programming department, is the sister-in-law of Kenneth Grossman. Ms. Rutenberg received total compensation of $125,034 for the year ended December 31, 2015.

Statement of Policy Regarding Transactions with Related Persons

The Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will then promptly communicate that information to the Board of Directors. No related person transaction will be executed without the approval or ratification of the Board of Directors. It is our policy that Directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. Our policy does not specify the standards to be applied by Directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Indemnification of Directors and Officers

Our Amended and Restated By-Laws provide that we will indemnify our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our Directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our Directors or officers to which indemnification is being sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any Director or officer.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder wishes to propose a matter for consideration at our 2017 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to the Secretary of the Company, FXCM Inc., 55 Water Street, 50th Floor, New York, NY 10041.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2017 Annual Meeting Proxy Statement and form of proxy to be made available in April 2017, a proposal must be received by the Secretary of the Company on or before December 24, 2016.

For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice complying with the requirements set forth in our Amended and Restated By-Laws must be delivered to the Secretary of the Company at the principal executive offices of FXCM Inc. not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice. Notwithstanding anything in this section to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least eighty (80) days prior to the first anniversary of the prior year’s annual meeting of shareholders, then a shareholder’s notice required by this section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of FXCM Inc. not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Amended and Restated By-Laws. The proxy solicited by the Board of Directors for the 2017 Annual Meeting of Shareholders will confer discretionary authority to vote as the proxy holders deem advisable on such shareholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting the Secretary of the Company, FXCM Inc., 55 Water Street, 50th Floor, New York, NY 10041, (646) 432-2241.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with the SEC on March 11, 2016. Shareholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.fxcm.com under Investor Relations: SEC Filings, or by writing to the Secretary of the Company, at the Company’s principal executive offices at 55 Water Street, 50th Floor, New York, NY 10041.

OTHER BUSINESS

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

/s/ David S. Sassoon

David S. Sassoon
General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.fxcm.com) and click on Investor Relations: SEC Filings. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Secretary of the Company
55 Water Street, 50th Floor
New York, NY 10041

FXCM INC.
55 WATER STREET
NEW YORK, NY 10041

FXCM LISTED NYSE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FXCM16**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08524-P73014 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FXCM INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William Ahdout
02) James Brown
03) Robin Davis
04) Kenneth Grossman
05) Arthur Gruen
06) Eric LeGoff
07) Dror (Drew) Niv
08) Bryan Reyhani
09) David Sakhai
10) Ryan Silverman
11) Eduard Yusupov

Vote on Proposals

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

E08525-P73014

FXCM INC.
Annual Meeting of Shareholders
June 8, 2016 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dror Niv and David S. Sassoon, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A or Class B Common stock of FXCM INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, on June 8, 2016 and any adjournment or postponement thereof. The undersigned shareholder of FXCM INC. acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on Wednesday, June 8, 2016, via the Internet at www.virtualshareholdermeeting.com/FXCM16.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side